Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169075

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
SUPPLEMENT NO. 6, DATED AUGUST 4, 2011,
TO THE PROSPECTUS, DATED FEBRUARY 18, 2011

This prospectus supplement (this “Supplement No. 6”) is part of the prospectus of American Realty Capital Healthcare Trust, Inc. (the “Company”, “we”, “our” or “us”), dated February 18, 2011 (the “Prospectus”), as supplemented by Supplement No. 1 dated May 10, 2011 (“Supplement No. 1”), Supplement No. 2 dated May 19, 2011 (“Supplement No. 2”), Supplement No. 3 dated May 31, 2011 (“Supplement No. 3”), Supplement No. 4 dated June 27, 2011 (“Supplement No. 4) and Supplement No. 5 dated August 2, 2011 (“Supplement No. 5”). This Supplement No. 6 consolidates, supplements, modifies, supersedes and replaces Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5 and certain information contained in the Prospectus. This Supplement No. 6 should be read in conjunction with the Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 6 will be delivered with the Prospectus.

The purpose of this Supplement No. 6 is to, among other things:

•	update operating information, including the status of the offering, portfolio data (including recent real estate investments), status of distributions, distribution and borrowing policies, share repurchase program information, the shares currently available for sale, selected financial data, and the status of fees paid and deferred;
•	disclose revisions to the receipt by the Advisor of a non-interest bearing promissory note in connection with the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement;
•	update the distribution reinvestment plan in Appendix B and the disclosure relating thereto, including with respect to Ohio investors’ ability to invest in certain features of our distribution reinvestment plan;
•	disclose revisions to the timing and manner of payment of the asset management fees by the Company to the Advisor;
•	update certain management information;
•	update disclosure on acquisitions of real estate investments;
•	disclose clarifications to the election of successor directors by the Company’s stockholders;
•	disclose “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” similar to that filed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 10, 2011;
•	disclose our unaudited financial statements as of and for the three months ended March 31, 2011, as filed in our Quarterly Report on Form 10-Q on May 10, 2011;
•	update prior performance information contained in the Prospectus;
•	expand the provisions of the Company’s share repurchase program that apply in the event of the death of a stockholder to include their application in the event of the disability of a stockholder;
•	disclose that the Company’s board of directors may amend, suspend or terminate the Company’s share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days’ notice;
•	update disclosure on the enactment of provisions allowed under Subtitle 8;
•	update disclosure on reports to stockholders;
•	disclose information regarding a major tenant of the Texarkana Surgery Center;
•	update disclosure on Appendix C — Subscription Agreements; and
•	update disclosure on Appendix E — Letter of Direction.

	Supplement No. 6 Page No.	Prospectus Page No.
OPERATING INFORMATION
Status of the Offering	S-3	N/A
Shares Currently Available for Sale	S-3	N/A
Real Estate Investment Summary	S-3	N/A
Selected Financial Data	S-17	N/A
Status of Distributions	S-17	156
Share Repurchase Program	S-18	164
Fees Paid and Deferred	S-18	N/A
Information Regarding Dilution	S-18	N/A
PROSPECTUS UPDATES
Investor Suitability Standards	S-20	i
Board of Directors	S-20	167
Management	S-20	162
Management Compensation	S-22	80
Risk Factors	S-26	22
Conflicts of Interest	S-26	92
Certain Relationships and Related Transactions	S-26	78
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-27	115
Description of Real Estate Investments	S-35	N/A
Prior Performance Summary	S-55	119
Share Repurchase Program	S-64	164
Subtitle 8	S-66	159
Distribution Reinvestment Plan	S-66	161
Reports to Stockholders	S-67	191
Experts	S-67	193
Letter of Direction	S-67	E-1
Prior Performance Tables	S-67	A-1
Distribution Reinvestment Plan	S-67	B-1
Subscription Agreements	S-67	C-1
Consolidated Financial Statements	F-1	N/A
APPENDIX A — PRIOR PERFORMANCE TABLES	A-1	A-1
APPENDIX B — DISTRIBUTION REINVESTMENT PLAN	B-1	B-1
APPENDIX C-1 — SUBSCRIPTION AGREEMENT	C-1-1	C-1
APPENDIX C-2 — MULTI-OFFERING SUBSCRIPTION AGREEMENT	C-2-1	N/A

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering of 150.0 million shares of common stock on February 18, 2011. On May 12, 2011, we satisfied the escrow conditions of our reasonable best efforts public offering of common stock. On such date, we have received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued 212,526 shares of common stock to our initial investors who were admitted as stockholders.

Further, we will not accept subscriptions from residents of Pennsylvania until we have received aggregate subscriptions of at least $75 million and we will not accept subscriptions from residents of Tennessee until we have received aggregate subscriptions of at least $20 million.

We will offer shares of our common stock until February 18, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan for sale in our primary offering).

Shares Currently Available for Sale

As of July 31, 2011, there were approximately 951,940 shares of our common stock outstanding. As of July 31, 2011, there were approximately 149.1 million shares of our common stock available for sale, excluding shares available under our distribution reinvestment plan.

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of July 31, 2011, all of the properties the Company owned were 100% occupied. The Company’s portfolio of real estate properties is comprised of the following properties as of July 31, 2011:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
					(in thousands)	(in thousands)
Texarkana	Jun. 2011	1	18,268	9.8	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree	Jun. 2011	1	4,596	10.3	128	1,444	8.9%	27.85
DaVita, Rockford	Jul. 2011	1	7,032	9.8	195	2,050	9.5%	27.87
		3	29,896	9.8	$754	$7,994	9.4%	$25.25

(1)	Remaining lease term in years as of July 31, 2011, calculated on a weighted-average basis.
(2)	Annualized net operating income for the seven months ended July 31, 2011 for the leases in place in the property portfolio. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of July 31, 2011 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The leases in place at Texarkana and DaVita, Rockford expire in April 2021. The DaVita, Marked Tree lease expires in October 2021.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of July 31, 2011:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2)	Annualized Rental Income per Sq. Ft.
							(in thousands)
Texarkana	1	18,268	61.1%	Apr. 2021	9.8	1 – 5 yr.	$431	$23.59
DaVita, Marked Tree	1	4,596	15.4%	Oct. 2021	10.3	2 – 5 yr.	128	27.85
DaVita, Rockford	1	7,032	23.5%	Apr. 2021	9.8	3 – 5 yr.	196	27.87

(1)	Remaining lease term in years as of July 31, 2011.
(2)	Annualized rental income as of July 31, 2011 for the tenant on a straight-line basis.

Recent Acquisitions

Texarkana Surgery Center

On June 21, 2011, the Company, through its sponsor, closed the acquisition of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Surgery Center”). The seller of the property was Westminster Texarkana, L.P., an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Texarkana Surgery Center, L.P. (“Texarkana Surgery”), which is an operating joint venture between Symbion, Inc. (“Symbion”) and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively.

The Texarkana Surgery Center contains 18,268 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The Texarkana Surgery Center was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

Major Tenants/Lease Expiration

The property is 100% leased to Texarkana Surgery. The lease has a ten-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years.

The lease is double net whereby we are responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $431,000.

DaVita Dialysis Centers

  Marked Tree, Arkansas

On June 30, 2011, an affiliate of the Company’s sponsor closed the acquisition of a freestanding fee simple DaVita Dialysis Center located in Marked Tree, Arkansas. The right to acquire this property was subsequently assigned to the Company. The seller of the property was Palestra Arkansas, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Renal Treatment Centers — Southeast, LP (“Renal Treatment Center”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Renal Treatment Center’s obligations under the lease. The property consists of approximately 4,600 square feet of gross leasable area and is located approximately 40 miles northwest of Memphis, Tennessee.

Major Tenants/Lease Expiration

The property is 100% leased to Renal Treatment Center. The tenant took possession of the property upon its completion in October 2009. The triple net lease has a 12-year term and expires in October 2021. At the closing of the acquisition, 10.3 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary lease term. The lease provides two renewal options of five years each at market rates. The lease is triple net whereby Renal Treatment Center is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $128,000.

As of December 31, 2010, DaVita Inc. operated or provided administrative services to over 1,600 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 125,000 patients. DaVita Inc. also provides acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc. DaVita Inc. currently files its financial statements in reports filed with the Securities and Exchange Commission.

  Rockford, Illinois

On July 25, 2011, the Company, through its sponsor, closed the acquisition of a ground leasehold interest in a freestanding DaVita Dialysis Center located in Rockford, Illinois. The seller of the property was Rockford 1302 East State Street, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Total Renal Care, Inc. (“Total Renal Care”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Total Renal Care’s obligations under the tenant lease. The property consists of approximately 7,000 square feet of gross leasable area and is located on land adjacent to and owned by SwedishAmerican Hospital, a 312-bed general medical and surgical hospital.

Major Tenants/Lease Expiration

The property is 100% leased to Total Renal Care. The tenant took possession of the property upon its completion in April 2009.The tenant lease has a 12-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the tenant lease. The tenant lease contains 2.0% fixed annual rental escalations during the primary lease term. The tenant lease provides three renewal options of five years each at market rates. The tenant lease is double net whereby Total Renal Care is required to pay substantially all operating expenses, excluding the underlying ground lease rent and any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial tenant lease term will be approximately $196,000.

The ground lease, which commenced in April 2009, has an initial term of 75 years that expires in April 2084. The ground lease contains contractual rental escalations every ten years, which escalations are based on the lesser of a 2.5% compounded annual increase and the Consumer Price Index, All Urban Consumers or its successor. The ground lease contains no renewal options. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $24,000.

In connection with improvements to the property made in 2008, the seller entered into a redevelopment agreement with the City of Rockford which provides, through the Jackson School Tax Increment Financing (“TIF”) District, annual payments to the seller in respect of a non-interest bearing note of the difference between the frozen year equalized assessed value (“EAV”) and the current year EAV multiplied by the current year tax rate. Payments continue each year until the Jackson School TIF District has paid a total of $218,000 to the holder of the leasehold interest. The seller’s interest in the redevelopment agreement will be assigned to the Company in connection with the purchase and sale agreement. The note matures in January 2030. While the note is estimated to be fully paid by August 2020, annual TIF payments will vary depending on the EAV calculation for such year.

Potential Property Investments

University of Wisconsin Medical Center

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin, which is adjacent to Madison. UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The building is currently under construction with an anticipated completion date in September 2011. The building will contain 31,374 square feet of gross leasable area. The building is being constructed to meet US Green Building Council LEED Silver certification standards. The property will serve as clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients. Another hospital is developing a similar clinical outpatient facility adjacent to the site of the property that may provide competitive services.

Major Tenants/Lease Expiration

The property will be 100% leased to UWMF. The lease will have a ten-year term with fixed annual rental escalations of 2.0%. We anticipate that occupancy of the property will occur in October 2011. The lease will be double net whereby we, as landlord, are responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease will not contain a renewal option. The annualized straight-line rent for the initial lease term will be approximately $675,000.

Reliant Rehabilitation Hospital

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple fee simple rehabilitation hospital located in Bedford, Texas. The tenant of the property is Reliant Healthcare Partners, LLC (“Reliant Healthcare Partners”). The seller is Bedford Hospital Partners, L.P. Reliant Healthcare Partners is an operating joint venture between Nautic Partners, LLC (“Nautic”) and a physician group. Nautic and the physician group own 74% and 26% of Reliant Healthcare Partners, respectively. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The property contains 65,141 square feet of gross leasable area and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Harris Methodist HEB Hospital, five miles from North Hills Hospital, and seven miles from Baylor Regional Medical Center at Grapevine, which hospital and medical center provide competitive services.

Major Tenants/Lease Expiration

The property is 100% leased to Reliant Healthcare Partners. The lease has a 20-year term, commenced upon completion of the construction of the hospital and expires on October 23, 2030. We estimate that we will close on the acquisition in September 2011, at which time 19.1 years will remain on the lease. The lease, which commenced upon completion of the building in 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.7 million increasing on October 24, 2011.

Carson City, Nevada

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple medical campus located in Carson City, Nevada. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 155,000 square feet of gross leasable area and consists of one three-story, 137,000 square foot multi-specialty building, one single-story, 15,000 square foot inpatient psychiatric hospital building, and one single-story, 3,000 square foot conference building. The healthcare campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services.

Major Tenants/Lease Expiration

Six tenants currently occupy 100% of the rentable square footage of the medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. A Nevada non-profit corporation that serves as the leading healthcare provider in the region occupies an aggregate of approximately 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary occupies approximately 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A sixth tenant occupies the remaining 6.6% of the property’s rentable square footage.

The lease to the healthcare provider requires annualized straight-line rental income of approximately $1.6 million and expires in March 2018. The lease has four five-year renewal options and fixed annual rent increases each of 2.5%. The tenant occupies approximately 103,000 rentable square feet. The healthcare provider is a non-profit group founded in 1949 with physicians and staff dedicated to cardiovascular diseases, cancer, surgical services, rehabilitation, behavioral and wellness services. The group has received full joint commission accreditation. They have access to approximately 103,000 square feet of imaging, laboratories, rehabilitation centers and behavioral offices and have over 240 board-certified physicians in more than 35 medical specialties.

The lease to the healthcare provider’s subsidiary requires annualized straight-line rental income of approximately $625,000 and expires in March 2018. The lease has four five-year renewal options and fixed annual rent increases each of 2.5%. The tenant occupies approximately 41,400 rentable square feet. The healthcare provider’s subsidiary operates as 29-bed long-term acute care hospital focusing on the treatment of wound care, infectious disease, specialty, speech, nutrition, physical, occupational, social and case management.

Las Vegas, Nevada

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple medical office building and surgery center located in Las Vegas, Nevada. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 73,000 square feet of gross leasable area and consists of an ambulatory surgery center, medical office space and compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The property is located in southwest Las Vegas and is in close proximity to two general acute-care hospitals.

Major Tenants/Lease Expiration

Eleven tenants currently occupy approximately 78.6% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. An ambulatory surgery center occupies approximately 19.7% of the total rentable square footage of the property and plastic surgery practice occupies approximately 12.5% of the total rentable area of the property. Nine other tenants occupy an aggregate of approximately 42.7% of the property. Approximately 21.4% of the property is currently vacant.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $791,000 and expires in August 2023. The lease has two five-year renewal options at market rates and fixed annual rent increases of 1.5%. The tenant occupies approximately 14,400 rentable square feet. The ambulatory surgery center is a joint venture between a national operator of ambulatory surgery centers, a non-profit hospital associated with a large regional health system, and a group of physician investors. The national operator of ambulatory surgery centers operates ambulatory surgery centers and short stay hospitals, with nearly 200 facilities located throughout the United States. The large regional health system is a non-profit healthcare system with 39 hospitals located throughout Arizona, Nevada and California.

The lease to the plastic surgery practice requires annualized straight-line rental income of approximately $360,000 and expires in August 2018. The lease has two five-year renewal options at market rates and fixed annual rent increases of 3%. The tenant occupies approximately 9,100 rentable square feet. The plastic surgery practice is a private practice that specializes in rhinoplasty and breast augmentation. They also perform non-surgical work with botox, fillers, lasers, and skin care.

Tomball, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple ambulatory surgery center and medical office building in Tomball, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 22,000 square feet of gross leasable square feet and consists of an ambulatory surgery center, imaging center and medical office space. The property is located in the northwestern suburbs of Houston and is in close proximity to a short-term acute care facility. The property is not affiliated with any hospital.

Major Tenants/Lease Expiration

Three tenants occupy 100% of the rentable square footage of the property. An ambulatory surgery center occupies approximately 56.3% of the rentable square feet of the property, a radiological imaging center occupies approximately 28.3% of the rentable square feet of the property, and an urgent care center occupies the remaining 15.4% of the rentable square feet of the property.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $590,000 and expires in December 2020. The lease has two five-year renewal options at market rates and fixed rental increases of 6% every three years. This tenant occupies approximately 12,600 rentable square feet. The ambulatory surgery center provides a full range of laparoscopic and “open” procedures and services to the Tomball and north Houston area. The ambulatory surgery center has approximately 20 physicians who provide general surgery, gastroenterology, obstetrics/gynecology, otolaryngology, orthopedics, pain management and urology services. The ambulatory surgery center is a joint venture between a national healthcare development and management company and 18-physician investor group. Founded in 1999, the national healthcare development and management company specializing in ambulatory surgery centers and short-stay hospitals. The national healthcare development and management company serves local communities by partnering with local physician groups and other healthcare providers.

The lease to the radiological imaging center requires annualized straight-line rental income of approximately $122,000 and expires in February 2016. The lease has one six-year renewal option at 103% of the rental rate for the previous term and increasing 3% each year of the renewal term and with fixed annual rental increases of 2%. This tenant occupies approximately 6,300 rentable square feet.

The lease to the urgent care center requires annualized straight-line rental income of approximately $63,000 and expires in December 2011. The lease has two six-year renewal options at market rates with fixed annual rental increases of 2%. This tenant occupies approximately 3,400 rentable square feet.

Dallas, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in Dallas, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 65,000 square feet of gross leasable area and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Medical City Dallas Hospital and approximately one mile from Presbyterian Hospital in Dallas.

Major Tenants/Lease Expiration

The property is 100% leased to an operating joint venture between a private equity firm with over $2.5 billion of capital under management a local physician group. The private equity firm and the physician group own 74% and 26% of the operating joint venture, respectively. The lease has a 25-year term, which commenced upon completion of the construction of the hospital in 2011, expires in August 2035. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $3.6 million increasing in September 2011.

The operating joint venture is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Phoenix, Arizona

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 13,500 square feet of gross leasable area and consists of an inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property, which is located in central Phoenix near the Arcadia district, was designed to provide patients the highest level of medical services within a comfortable residential setting.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009. The lease has a 15-year term, commenced in June 2009 and expires in June 2024. The lease contains 2.7% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $0.7 million increasing in June 2012.

San Antonio, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple inpatient rehabilitation hospital located in San Antonio, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 41,000 square feet of gross leasable area and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital. The property was developed in 2010 as a build-to-suit development for a physician-owned operator of rehabilitation hospitals. The rehabilitation hospital is located in the medical corridor commonly known as Stone Oak, is the only non-affiliated rehabilitation provider in the market, and benefits from the referral patterns of all San Antonio’s short-term and long-term acute inpatient beds in various hospitals, which include two acute-care hospitals located within close proximity.

Major Tenants/Lease Expiration

The property is 100% leased to a physician-owned inpatient rehabilitation facility operator. The lease has a 15-year term, commenced upon completion of the construction of the facility in January 2010 and expires in January 2025. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of five-years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $1.3 million increasing in September 2011.

The tenant is a physician-owned in-patient rehabilitation facility operator which was formed in 2006 and currently has more than 50 physician investors. The tenant currently has three inpatient rehabilitation hospitals in Texas, with one hospital in pre-development in Arizona.

Rome, Georgia

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one ground leasehold interest in a free-standing specialty hospital and medical office building in Rome, Georgia. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 53,000 square feet of gross leasable area located on the campus of and directly connected to a 304-bed medical center, which is the primary metropolitan area in northwest Georgia, approximately one hour outside Atlanta. The property was developed as a long-term acute care hospital with the accompanying medical office building space usage in 2011 to add additional complementary services to the medical center’s existing patient base.

Major Tenants/Lease Expiration

The property is 100% leased to two tenants. The specialty hospital occupies approximately 86.2% of the total rentable area of the property and an affiliate of the medical center occupies the remaining 13.8% of the total rentable area of the property.

The tenant lease to the specialty hospital requires annualized straight-line rental income of approximately $1.9 million and expires in January 2029. The tenant lease has four, five-year renewal options that are subject to the same terms and conditions of the lease including the fixed annual rent escalations of 3%. The tenant occupies approximately 45,600 square feet. The specialty hospital is a joint-venture between an affiliate of the medical center and a private company focused on providing rehabilitation services through its network of over 16,000 dedicated therapists. The private company is one of the largest diversified providers of post-acute care services in the United States, with operations in 46 states and more than $6 billion in annual revenue. The company operates approximately 118 long-term acute care hospitals with approximately 8,492 beds and approximately 226 nursing and rehabilitation centers.

The tenant lease to the affiliate of the medical center requires annualized straight-line rental income of approximately $212,000 and expires in January 2031. The lease has two extension terms, the first for ten years and the second for an additional nine years. Both renewal options are subject to the same terms and conditions of the lease including the fixed annual rent escalations of 3%. The medical center affiliate occupies approximately 7,300 rentable square feet.

The ground lease, which commenced in February 2009, expires in March 2049. The ground lease contains fixed contractual rental escalations of 10% every five years during the primary term and two renewal options to extend the ground lease expiration through March 2089. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $39,000.

Colorado Springs, Colorado

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple in three medical office buildings and outpatient clinics in Colorado Springs, Colorado. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 152,000 square feet of gross leasable area and consists of one two-story 70,000 square foot multi-tenant medical office building, one single-story 50,000 square foot single-tenant medical office building, and one single-story 31,000 square foot single-tenant medical office building. Currently 88% of the property is occupied. The property offers a high concentration and variety of outpatient services and a complementary mix of physician specialties in an established health care campus. The medical campus is conveniently located in an area of Colorado Springs without any use restrictions and contains ample parking. The medical campus is situated on an 11-acre site located adjacent to the Colorado Springs Country Club two miles south of the University of Colorado — Colorado Springs campus.

Major Tenants/Lease Expiration

The property currently has 18 tenants occupying approximately 88% of the rentable square footage of the medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. A large physician practice occupies approximately 41.6% of the total rentable area of the property and a regional non-profit health system occupies approximately 20.4% of the total rentable area of the property. Fourteen other tenants occupy an aggregate of approximately 26.1% of the property and approximately 12.0% of the property is currently vacant.

The lease to the large physician practice requires annualized straight-line rental income of approximately $1.1 million and expires in October 2020. The lease has two three-year options to renew at 95% of market rates. The tenant occupies approximately 63,200 rentable square feet. The lease contains an option to terminate prior to the expiration date on the 60th month of the lease term, or November 2015; if the tenant exercise this option, it would be liable for a penalty of 70% of leasing costs amortized at an 8% rate. The large physician practice is a full service, multi-specialty physician practice offering primary medical care for adults and children. Since its inception in 1995, the practice has grown to more than 90 physicians, 20 mid-level practitioners, and over 600 support staff at 11 facilities.

The regional non-profit health system requires annualized straight-line rental income of approximately $629,000 and expires in June 2013. The lease has two five-year options to renew at market rates. The tenant occupies approximately 31,000 rentable square feet. The regional non-profit health system was formed in 1966 through a joint-venture between a large, national Catholic health system and another regional provider to focus on managing medical facilities across Colorado. As a nonprofit, faith-based organization, regional non-profit health system operates a network consisting of 13 hospitals, 7 senior living communities and home care and hospice services. The regional non-profit health system is Colorado’s largest healthcare provider and fourth largest private employer with more than 13,000 associates.

McKinney, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple interest in a hospital and medical office buildings in McKinney, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 113,000 square feet of gross leasable area and is currently 87% occupied. The property is comprised of a hospital and a medical office building. The hospital is a full-service surgical hospital in a wide range of diagnostic, treatment and surgical services in its approximately 58,000 rentable square foot facility and benefits from a fully integrated approximately 56,000 rentable square foot medical office building, all of which is situated on a campus of approximately four acres. The hospital and surgery center serve residents in the greater Collin County area, which encompasses the areas of McKinney, Frisco, Plano and Allen, Texas, which, as a result of high population growth in the past decade, require additional healthcare facilities and services.

Major Tenants/Lease Expiration

The property currently has 13 tenants occupying approximately 86% of the rentable square footage of the medical campus, of which one tenant occupies more than 10% of the rentable square footage of the campus. The hospital occupies 58.4% of the total rentable area of the property, 10 other tenants occupy an aggregate of approximately 27.9% of the property and approximately 13.6% of the property is currently vacant.

The lease to the hospital, which commenced in September 2009 upon completion of construction, requires annualized straight-line rental income of approximately $3.3 million and expires on three different dates. 57,000 square feet of the leased space expires on September 2029 with two ten-year options to renew at market rates. 6,000 square feet of the leased space expires on December 2019 with no renewal options. 3,000 square feet of the leased space expires September 2015 with no renewal options. The hospital occupies approximately 66,000 square feet.

The hospital is operated by a national operator of surgery centers and hospitals and is owned in a partnership with a local physicians group. The hospital is a full-service surgical hospital that offers a wide range of diagnostic, treatment and surgical services. Specialties services of the hospital include: women’s services, otolaryngology (ENT), colo-rectal, gastrointestinal, orthopedics/spine, pain management, general surgery, podiatry, urology, oral surgery, bariatric surgery, plastic and reconstructive surgery. Approximately 50 surgeons practice at the hospital.

Santa Ana, California

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in Santa Ana, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 8,500 square feet of gross leasable area and consists of a congregate living healthcare facility, with 12 private patient rooms, specializing in the rehabilitation and care of patients with catastrophic brain and spine injuries. The property is located in Santa Ana, California, with a surrounding population of nearly 500,000 within a five mile radius, and provides patients high level medical services within a comfortable residential setting.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in January 2010. The lease has a 15-year term, commenced in January 2010 and expires in January 2025. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $360,000 increasing in January 2012.

La Mesa, California

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in La Mesa, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in third quarter 2012. The property will contain approximately 9,000 square feet of gross leasable area and will consist of a state-of-the-art sub-acute rehabilitation facility that specializes in caring for patients suffering from catastrophic brain and spine injuries. The facility will feature 15 private patient rooms and provide ancillary services including physical therapy, occupational therapy and speech therapy, whirlpool hydro tub, and dietary services.

Major Tenants/Lease Expiration

The property will be 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The lease has a 15-year term, commenced in July 2010 and expires in August 2026. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration, but in no event less than 95% of the rental rate in-place at the time of the lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $480,000 increasing in the third quarter 2013.

Houston, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in northwest Houston, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in the third quarter of 2012. The property is expected to contain approximately 65,000 square feet of gross leasable area and 60 beds. The property will be a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is located proximate to a large multispecialty physician group and several general acute care facilities.

Major Tenants/Lease Expiration

The property is 100% leased to a limited partnership that is a subsidiary of a Delaware limited liability company that specializes in operating rehabilitation hospitals. The lease has a 15-year year term that will commence upon completion of the construction of the hospital. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.9 million increasing in third quarter 2013.

The tenant is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Capitalization

Texarkana Surgery Center

The purchase price of the Texarkana Surgery Center was approximately $4.5 million, exclusive of closing costs, at a capitalization rate of 9.57% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Texarkana Surgery Center with (a) net proceeds from our ongoing offering of approximately $2.2 million and (b) a $2.25 million mortgage loan received from Guaranty Bond Bank. The mortgage loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

DaVita Dialysis Center — Marked Tree, Arkansas

The purchase price of the DaVita Dialysis Center in Marked Tree, Arkansas was approximately $1.4 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

DaVita Dialysis Center — Rockford, Illinois

The purchase price of the DaVita Dialysis Center in Rockford, Illinois was approximately $2.1 million, exclusive of closing costs, at a capitalization rate of 9.5% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Carson City, Nevada Property

The purchase price of the Carson City, Nevada property is approximately $29.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Las Vegas, Nevada Property

The purchase price of the Las Vegas, Nevada property is approximately $22.9 million at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Tomball, Texas Property

The purchase price of the Tomball, Texas property is approximately $10.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Dallas, Texas Property

The purchase price of the Dallas, Texas property is approximately $33.8 million at a capitalization rate of 10.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Phoenix, Arizona Property

The purchase price of the Phoenix, Arizona property is approximately $9.0 million at a capitalization rate of 9.4% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

San Antonio, Texas Property

The purchase price of the San Antonio, Texas property is approximately $16.5 million at a capitalization rate of 9.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Rome, Georgia Property

The purchase price of the Rome, Georgia property is approximately $20.3 million at a capitalization rate of 10.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Colorado Springs, Colorado Property

The purchase price of the Colorado Springs, Colorado property is approximately $25.5 million at a capitalization rate of 8.8% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

McKinney, Texas Property

The purchase price of the McKinney, Texas property is approximately $44.6 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Santa Ana, California Property

The purchase price of the Santa Ana, California property is approximately $4.5 million at a capitalization rate of 9.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

La Mesa, California Property

The purchase price of the La Mesa, California property is approximately $6.0 million at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Houston, Texas Property

The purchase price of the Houston, Texas property is approximately $35.5 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that it deems favorable or at all.

Selected Financial Data

(In thousands)	March 31, 2011 And the three months ended March 31, 2011	December 31, 2010 and for the Period from August 23, 2010 (Date of Inception) to December 31, 2010
Balance sheet data:
Prepaid expenses and other assets	$33	$—
Deferred offering costs	—	844
Total assets	34	844
Accounts payable and accrued expenses	1,599	645
Total stockholders’ equity (deficit)	(1,565)	199
Other data:
Net loss	(36)	(1)
Cash provided by financing activities	—	1

Status of Distributions

On May 12, 2011, our board of directors declared a distribution rate equal to a 6.60% annualized rate based on the offering price of $10.00 per share of our common stock. The distributions began accruing on July 21, 2011 and will be payable monthly to stockholders of record at the close of business each day during the prior month. Our first distribution payment will be made on or about August 5, 2011, with respect to the period from July 21, 2011 through July 31, 2011. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00180821918 per day.

Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured. There is no assurance that we will continue to declare distributions at this rate.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the “Code”). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

We first received and accepted subscriptions in this offering in March 2011. Because shares of common stock must be held for at least one year, no shares will be eligible for redemption prior to March 2012.

Fees Paid and Deferred

The following table sets forth the fees and expenses were incurred through March 31, 2011 (amounts in thousands).

	Total Fees/Expenses Paid/Reimbursed	Total Fees Deferred	Total Fees Forgiven
Selling Commissions	$—	$—	$—
Dealer Manager Fees	$—	$—	$—
Organizational and Offering Expenses	$1,728	$—	$—
Acquisition Fees	$—	$—	$—
Acquisition Expenses Reimbursed	$—	$—	$—
Financing Coordination Fees	$—	$—	$—
Property Management and Leasing Fees	$—	$—	$—
Asset Management Fees	$—	$—	$—

Information Regarding Dilution

In connection with our ongoing offering of common stock, we are providing information about out net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) the sum of (a) total book value of our assets, less intangible assets, (b) minus total liabilities, less intangible liabilities divided by (2) the total number of shares of common stock outstanding. It assumes that the value of real estate and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. The calculation does not include intangible assets. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including commissions, dealer manager fees and other offering costs. As of March 31, 2011 and December 31, 2010, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor have we purchased any properties. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at March 31, 2011 and December 31, 2010 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

PROSPECTUS UPDATES

Investor Suitability Standards

The following disclosure replaces the paragraph entitled “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” in the section entitled “Investor Suitability Standards” on page i of the Prospectus.

“Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington

Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.”

Board of Directors

The following language replaces in its entirety the first paragraph on page 63 under the heading entitled “Management — General”.

“Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

The following language replaces in its entirety the first paragraph on page 167 under the heading entitled “Summary of our Organizational Documents — Board of Directors”.

“Under our organizational documents, upon commencement of this offering, we must have at least three but not more than ten directors. Our charter currently fixes the number of directors at five. A majority of these directors must be “independent” (as defined below) except for a period of up to 60 days after the death, resignation or removal of an independent director. A director may resign at any time and may be removed with or without cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders. Our charter and bylaws require our committees to be comprised entirely of independent directors.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

Management

The following disclosure replaces in its entirety the second sentence of the answer to the question “What is the experience of your principal executive officers?” found on page 2 of the Prospectus under the heading “Prospectus Summary”.

“Mr. Schorsch has been active in the structuring and financial management of commercial real estate investments for over 20 years and Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years.”

The following disclosure replaces the third paragraph on page 63 of the Prospectus under the section entitled “Management”.

“Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings. The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.”

The following disclosure replaces in its entirety the table under the section entitled “Management — Executive Officers and Directors” on page 64 of the Prospectus.

“Name	Age	Position(s)
Nicholas S. Schorsch	50	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	63	President, Chief Operating Officer and Director
W. Todd Jensen	45	Executive Vice President and Chief Investment Officer
Peter M. Budko	51	Executive Vice President
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	44	Executive Vice President and Secretary
Leslie D. Michelson	59	Independent Director
Edward G. Rendell	67	Independent Director
Walter P. Lomax, Jr.	79	Independent Director”

The following disclosure replaces in its entirety the second sentence of the biography for William M. Kahane found on page 65 of the Prospectus under the heading “Management — Executive Officers and Directors”.

“He has been active in the structuring and financial management of commercial real estate investments for over 35 years.”

The following language is added as the third full sentence in the biography of William M. Kahane on page 66 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“Mr. Kahane also has served as a member of the investment committee at Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.”

The following disclosure replaces the biography of W. Todd Jensen on page 66 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“W. Todd Jensen has served as executive vice president and chief investment officer of our company since February 2011. He also has been executive vice president and chief investment officer of our advisor and our property manager since February 2011. Mr. Jensen has almost 20 years of experience in the financing and development of commercial real estate, with more than 15 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. The DASCO Companies develop, finance, lease and manage medical office buildings and outpatient facilities. During that time, Mr. Jensen established relationships with hospitals and health systems representing more than $300 million in potential development. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group, which he lead to become the 8th largest healthcare developer in the United States, according to Modern Healthcare Magazine, with more than $150 million in annual development volume. From 1995 to 2003, Mr. Jensen was a partner and regional vice president of Hammes Company, where he established the Mid-Atlantic and Northeast regional offices and sourced more than $315 million in development and project management work for the firm. From 1992 to 1995, Mr. Jensen worked as assistant vice president for Citicorp Securities in its Real Estate Capital Markets group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.”

The following language replaces the last sentence of the biography of Edward M. Weil, Jr. on page 67 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“Mr. Weil holds FINRA Series 7, 24, and 63 licenses.”

The following language replaces in its entirety the second sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Mr. Michelson also serves as an independent director of ARCT since January 2008, NYRR since October 2009 and BDCA since January 2011.”

The following language replaces in its entirety the last sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“We believe that Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT, NYRR and BDCA and his legal education make him well qualified to serve as a member of our board of directors.”

The following disclosure is added as the second sentence in the biography of Edward G. Rendell on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Gov. Rendell also serves as an independent director of ARCP since July 2011, ARC RCA since July 2010 and BDCA since January 2011.”

The following disclosure is added as the second sentence in the biography of Dr. Walter Lomax, MD on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Dr. Lomax also serves as an independent director of ARCP since July 2011.”

The following disclosure is added as the first and second full paragraphs on page 69 of the Prospectus.

“Other Key Employees

Steven Leathers has served as Vice President, Acquisitions of our company since February 2011. Mr. Leathers previously served as a senior member of the real estate investment management platform for Grubb & Ellis Realty Investors specializing in healthcare, where he was directly responsible for sourcing acquisitions and portfolio asset management.

John Wilkins has served as Chief Marketing Officer and Product Manager of our company since October 2010. Mr. Wilkins provides the key interface between our senior management and the broker-dealer community. Mr. Wilkins began his career in the real estate industry and over the last 25 years has worked primarily in property development, asset management, consulting and distributing real estate investment products.”

Management Compensation

The following disclosure is added as the fourth sentence in the paragraph on page 9 immediately following the caption “Prospectus Summary — What are the fees that you will pay to the advisor, the advisor’s affiliates, the dealer manager and your directors?

“In the discretion of our board of directors, the asset management fee may be paid in cash, common stock or restricted stock grants, or any combination thereof.”

The following disclosure replaces the section of the management compensation table entitled “Compensation and Restricted Stock Awards to Independent Directors” on (i) page 15 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Compensation and Restricted Stock Awards to Independent Directors” and (ii) page 86 of the Prospectus under the section entitled “Management Compensation”.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $107,000 and (ii) 9,000 restricted shares of common stock.”

The following disclosure replaces the section of the management compensation table entitled “Subordinated Distribution upon Termination of the Advisory Agreement” on (i) page 17 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Subordinated Distribution upon Termination of the Advisory Agreement” and (ii) page 88 of the Prospectus under the section entitled “Management Compensation — Subordinated Distribution upon Termination of the Advisory Agreement.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, our advisor or its assignees will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, our advisor or its assignees may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.”

The following disclosure replaces the section of the management compensation table entitled “Asset Management Fees” on (i) page 12 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” and (ii) page 83 of the Prospectus under the section entitled “Management Compensation.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Asset Management Fees	We will pay our advisor or its assignees a fee equal to 0.75% per annum of average invested assets. For purposes of this prospectus, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments permitted under our charter secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period; provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of average invested assets. This fee will be payable on the first business day of each month in the amount of 0.0625% of “average invested assets” for the preceding monthly period and shall be payable, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. The amount of the asset management fee will be reduced to the extent that funds from operations (“FFO”) as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such asset management fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments). FFO, as adjusted, is not the same as FFO.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

The following disclosure replaces footnote (2) under the heading “Management Compensation” on page 88 of the Prospectus.

“(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for other organization and offering expenses for due diligence fees included in a detailed and itemized invoice. In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (3) under the heading “Management Compensation” on page 88 of the Prospectus.

“(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (5) under the heading “Management Compensation” on page 89 of the Prospectus.

“(5)	Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management fees will be a profit to the advisor. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See footnote 3 above.”

The following language replaces in its entirety the second sentence under footnote (9) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing.”

The following language replaces in its entirety the first sentence under footnote (11) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.”

Risk Factors

The following disclosure is added immediately after “Risk Factors — Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.” on page 41 of the Prospectus.

“A reduction in Medicare payment rates for skilled nursing facilities may have an adverse effect on the Medicare reimbursements received by certain of our tenants, which could adversely affect us.

On July 29, 2011, the Centers for Medicare and Medicaid Services, or CMS, announced a final rule reducing Medicare skilled nursing facility payments by 11.1%, or $3.87 billion, in fiscal year 2012. In addition to this reduction, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We currently do not own any skilled nursing facility assets. We have, however, entered into a purchase and sale agreement to acquire a rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona that is licensed as a skilled nursing facility. The operator of this facility estimates that approximately 5% of patient revenue is from Medicaid or Medicare. The percentage of patient revenue received from Medicaid or Medicare for this facility may increase in the future and we may acquire other skilled nursing facility assets that rely on revenue from Medicaid or Medicare. This reduction in Medicare payments and aspects of certain of these government initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, and additional operational requirements, could adversely affect us.”

Conflicts of Interest

The following disclosure is added as the second full paragraph on page 95 of the Prospectus under the section entitled “Conflicts of Interest.”

“Affiliated Transactions Best Practices Policy

On March 17, 2011, all of the members of the board of directors voted affirmatively to approve our affiliated transactions best practices policy, which provides that we may not enter into any co-investments or any other business transaction with, or make loans or provide other funding to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering. We may, however, enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. We must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the board of directors after due and documented deliberation, including deliberation of any conflicts of interest. The board of directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.”

Certain Relationships and Related Transactions

The following disclosure replaces the first paragraph under the heading “Management — Certain Relationships and Related Transactions — Advisory Agreement” on page 78 of the Prospectus.

“We entered into an advisory agreement with American Realty Capital Healthcare Advisors, LLC, our advisor, on February 18, 2011, which was amended on June 23, 2011, whereby our advisor will manage our day-to-day operations. We will pay our advisor a fee equal to 0.75% per annum of the average invested assets); provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the average invested assets. The asset management fee is payable on the first business day of each month, based on assets held by us during the preceding monthly period, adjusted for appropriate closing dates for individual property acquisitions. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See the section entitled “Management Compensation” for a description of such fees and expense reimbursements.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces in its entirety the disclosure beginning on page 115 of the Prospectus under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

“The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Healthcare Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Healthcare Trust, Inc., a Maryland corporation, and, as required by context, to American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “OP”), a Delaware limited partnership and its subsidiaries. American Realty Capital Healthcare Trust, Inc. is externally managed by American Realty Capital Healthcare Advisors, LLC (the “Advisor”), a Delaware limited liability company.

Overview

We were incorporated on August 23, 2010, as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes for the taxable year ending December 31, 2011. On February 18, 2011, we commenced our IPO on a “reasonable best efforts” of up to 150.0 million shares of common stock, $0.01 par value per share (exclusive of 25.0 million shares available pursuant to our distribution reinvestment plan) at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 33-169075) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. We sold 20,000 shares of common stock to American Realty Capital Healthcare Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital V, LLC (the “Sponsor”) on August 24, 2010, at $10.00 per share.

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. As of June 30, 2011, we had 594,828 shares of common stock outstanding, including restricted stock for total gross proceeds of $5.7 million. As of June 30, 2011, the aggregate value of all common share issuances and subscriptions outstanding was $5.9 million based on a per share value of $10.00.

We were formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of $5.9 million, comprising approximately 22,864 square feet which were 100% occupied.

Substantially all our business is conducted through the OP. We will be the sole general partner and holder of 99.00% of the units of the OP. Additionally, the Advisor contributed $2,000 to the OP in exchange for 1.0% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of our common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have retained the Advisor pursuant to an Advisory Agreement (the “Advisory Agreement”) to manage our affairs on a day-to-day basis. We have retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by American Realty Capital Healthcare Special Limited Partnership, LLC, pursuant to the Property Management and Leasing Agreement (the “Property

Management and Leasing Agreement”) to serve as our property manager. The Dealer Manager, an affiliate of the Sponsor serves as the dealer manager of our IPO pursuant to the Dealer Manager Agreement, (the “Dealer Manager Agreement”). The Advisor, Property Manager and Dealer Manager related parties and will receive compensation and fees for services related to the IPO and for the investment and management of our assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Organization, Offering, and Related Costs

Organization, offering and related costs include all expenses incurred in connection with our IPO. Organization and offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs will be charged to expense if the IPO is not completed. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, we are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds. As a result, these costs are only our liability to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of the offering.

Revenue Recognition

Upon the acquisition of real estate, certain properties may have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases will be considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants will be included in tenant reimbursement income in the period the related costs are incurred, as applicable.

Our revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many leases will provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We will defer the revenue related to lease payments received from tenants in advance of their due dates.

We will review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located, as applicable. In the event that the collectability of a receivable is in doubt, we will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the statement of operations.

Real Estate Investments

Upon the acquisition of properties, we will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation will be computed using the straight-line method over the estimated useful lives of forty years for buildings, fifteen years for land improvements, seven years for building fixtures and improvements and the lesser of the useful life or remaining lease term for acquired intangible lease assets.

Impairment of Long Lived Assets

Operations related to properties that have been sold or properties that are intended to be sold will be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold will be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review will be based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property or properties to be held and used. For properties held for sale, the impairment loss will be the adjustment to fair value less estimated cost to dispose of the asset. These assessments will have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

We will allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets will include land, buildings, fixtures and tenant and land improvements on an as-if vacant basis. We will utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value will be made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets will include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

Amounts allocated to land, buildings, improvements and fixtures will be based on cost segregation studies performed by independent third-parties or our analysis of comparable properties in our portfolio. Depreciation will be computed using the straight-line method over the estimated lives of forty years for buildings, five to fifteen years for land improvements and fixtures, and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of in-place lease intangibles will include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. We also estimate costs to execute a similar lease including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place lease and management’s estimate of fair market lease rates for the corresponding in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles will be amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option will be determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationships, as applicable, will be measured based our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values will include the nature and extent of our existing business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective lease. The value of customer relationship intangibles, as applicable, will be amortized to expense over the initial term and any renewal periods in the respective lease, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of a building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also will consider information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Results of Operations

We were incorporated on August 23, 2010. We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of $5.9 million, comprising approximately 22,864 square feet which were 100% occupied. The properties have a weighted average annual rental rate of $24.45 per square foot and a weighted average remaining lease term of approximately 10 years.

Liquidity and Capital Resources

We are offering and selling to the public in our IPO up to 150.0 million shares of our common stock, $0.01 par value per share, at $10.00 per share (subject to certain volume and other discounts). We are also offering up to 25.0 million shares of our common stock to be issued pursuant to our distribution reinvestment plan pursuant to which our stockholders may elect to have distributions reinvested in additional shares of our common stock at $9.50 per share.

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. The Company received and accepted aggregate subscriptions in excess of the minimum of $2 million in shares and issued 212,526 shares of common stock to its initial investors who were admitted as stockholders. As of June 30, 2011, we had approximately 594,858 million shares of common stock outstanding, including restricted stock for gross proceeds of approximately $5.7 million.

We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of $5.9 million. We will experience a relative increase in liquidity as we receive proceeds from the sale of our common stock and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of our offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our IPO. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the North American Securities Administrators Association (“NASAA”) REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to approximately 50% of the aggregate fair market value of our assets (calculated after the close of our IPO and once we have invested substantially all the proceeds of our IPO), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds, however, we may fund distributions from unlimited amounts of any source. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances or contributions from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not secured any source of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

In May 2011, the board of directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The first distribution will be paid by August 5, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 (date of our first property acquisition) through July 31, 2011. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.001808219178 per day. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the “Code”). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

Dilution

In connection with our ongoing offering of common stock, we are providing information about out net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets, less intangible assets, (2) minus total liabilities, less intangible liabilities (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. The calculation does not include intangible assets. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including commissions, dealer manager fees and other offering costs. As of March 31, 2011 and December 31, 2010, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor have we purchased any properties. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at March 31, 2011 and December 31, 2010 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Election as a REIT

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2011. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2011.

Inflation

We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of American Realty Capital V, LLC, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. See Note 3 — Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Funds from Operations and Modified Funds from Operations

In addition to measurements defined by GAAP, our management also considers funds from operations (“FFO”) and modified funds from operations (“MFFO”), each as described below, as supplemental measures of our performance. We present FFO and MFFO because we consider them important supplemental measures of our operating performance and believe they are frequently used by investors and other interested parties in the evaluation of REITS, many of which present FFO and MFFO when reporting their results.

FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REIT. FFO is defined by the National Association of Real Estate Investment Trusts, Inc (“NAREIT”) as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, (including such non-FFO items reported in discontinued operations). Notwithstanding the widespread reporting of FFO, changes in accounting and reporting rules under GAAP that were adopted after NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-operating items included in FFO. For example, acquisition expenses and transaction-related expenses which we intend to fund from the proceeds of our offering and which we do not view as an expense of operating a property, are now deducted as expenses in the determination of GAAP net income. As a result, we intend to consider a modified FFO, or MFFO, as a supplemental measure when assessing our operating performance. We intend to explain all modifications to FFO and to reconcile MFFO to FFO and FFO to GAAP net income when presenting MFFO information.

Our MFFO has been determined in accordance with the Investment Program Association (“IPA”) definition of MFFO and may not be comparable to MFFO reported by other non listed REITs or traded REITs that do not define the term in accordance with the current IPA definition or that interpret the current IPA definition differently. Our MFFO is FFO excluding straight-line rental revenue, gain on sale of unconsolidated real estate entity and acquisition-related costs expensed. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. MFFO may provide investors with a useful indication of our future performance and the sustainability of our current distribution policy upon completion of the acquisition period.

However, because MFFO excludes the effects of acquisition costs, which are an important component in the analysis of the historical performance of an asset, MFFO should not be construed as a historic performance measure.

Our calculation of MFFO will exclude the following items and as a result will have the following limitations with its use as compared to net income/(loss):

•	Other non-cash charges not related to the operating performance or our properties. Straight-line rent adjustment, gain on sale of unconsolidated real estate entity and other non-cash charges, if any, may be excluded from MFFO if we believe these charges are not useful in the evaluation of our operating performance. Although these charges will be included in the calculation, and result in an increase or decrease, of net income (loss), these charges are adjustments excluded from MFFO because we believe that MFFO provides useful supplemental information by focusing on the changes in our operating fundamentals rather than on events not related to our core operations. However, the exclusion of impairments limits the usefulness of MFFO as a historical operating performance measure since an impairment indicates that the property’s operating performance has been permanently affected.
•	Acquisition expenses and transaction-related expenses. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of our operating performance and determining MFFO.

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other non-traded REITs. FFO and MFFO have significant limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. FFO and MFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO and MFFO does not represent cash generated from operating activities determined in accordance with GAAP and are not measures of liquidity and should be considered in conjunction with reported net income and cash flows from operations computed in accordance with GAAP, as presented in our consolidated financial statements. MFFO has limitations as a performance measure in an offering such as the company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Accordingly, we believe that FFO is helpful to our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income. We believe that MFFO is helpful to investors, other interested parties and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes. By providing FFO and MFFO, we present supplemental information that reflects how our management analyzes our long-term operating activities. We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or acquisition activities.

We believe that presenting FFO and MFFO is useful to and will benefit investors and other interested parties by (i) enhancing the ability of the financial community to analyze and compare our operating performance over time through the developing stages of our operations and among other non-traded REITs; (ii) enhance transparency and public confidence in the quality and consistency of our reported results; and (iii) provide standardized information for the evaluation by investors of our operating performance consistent with how our management, advisor and board of directors judge our operating performance and determine operating, financing and distribution policies.

Our calculation of FFO and MFFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.”

Description of Real Estate Investments

The following disclosure is added as a new section entitled “Description of Real Estate Investments” to page 115 of the Prospectus.

“Description of Real Estate Investments

Texarkana Surgery Center

On June 21, 2011, the Company, through its sponsor, closed the acquisition of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Surgery Center”). The seller of the property was Westminster Texarkana, L.P., an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Texarkana Surgery Center, L.P. (“Texarkana Surgery”), which is an operating joint venture between Symbion, Inc. (“Symbion”) and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively.

The Texarkana Surgery Center contains 18,268 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The Texarkana Surgery Center was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

Capitalization

The purchase price of the Texarkana Surgery Center was approximately $4.5 million, exclusive of closing costs, at a capitalization rate of 9.57% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Texarkana Surgery Center with (a) net proceeds from our ongoing offering of approximately $2.2 million and (b) a $2.25 million mortgage loan received from Guaranty Bond Bank. The mortgage loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

Major Tenants/Lease Expiration

The property is 100% leased to Texarkana Surgery. The lease has a ten-year term and expires on April 30, 2021. At the closing of the acquisition, 9.8 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years.

The lease is double net whereby we are responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $431,000.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2010	2009	2008	2007	2006
Occupancy Rate	100.00%	100.00%	98.46%	100.00%	100.00%
Average Effective Annual Rental Per Square Foot	$24.65	26.37	25.85	25.34	24.85

Other

We believe that the Texarkana Surgery Center is adequately insured.

The annual realty taxes payable on the Texarkana Surgery Center for the calendar year 2011 will be approximately $70,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Approximately 50 doctors practice at the Texarkana Surgery Center within various specialties with no procedure type representing more than 20% of the revenues. Primary services include ophthalmology and ear, nose and throat.

Symbion, located in Nashville, Tennessee, is an operator of short-stay surgical facilities. The company was founded in 1999 to acquire, develop and operate short-stay surgical facilities in partnership with physicians, hospitals and health systems. Symbion’s network has grown to include more than 70 short-stay surgical facilities across 27 states.

DaVita Dialysis Centers

   Marked Tree, Arkansas

On June 30, 2011, an affiliate of the Company’s sponsor closed the acquisition of a freestanding fee simple DaVita Dialysis Center located in Marked Tree, Arkansas. The right to acquire this property was subsequently assigned to the Company. The seller of the property was Palestra Arkansas, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Renal Treatment Centers — Southeast, LP (“Renal Treatment Center”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Renal Treatment Center’s obligations under the lease. The property consists of approximately 4,600 square feet of gross leasable area and is located approximately 40 miles northwest of Memphis, Tennessee.

Capitalization

The purchase price of the property was approximately $1.4 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Renal Treatment Center. The tenant took possession of the property upon its completion in October 2009. The triple net lease has a 12-year term and expires in October 2021. At the closing of the acquisition, 10.3 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary lease term. The lease provides two renewal options of five years each at market rates. The lease is triple net whereby Renal Treatment Center is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $128,000.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$24.52	24.44	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in October 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 will be approximately $3,100. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

As of December 31, 2010, DaVita Inc. operated or provided administrative services to over 1,600 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 125,000 patients. DaVita Inc. also provides acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc.

DaVita Inc. currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding DaVita Inc. is taken from such filings:

	Three Months Ended March 31, 2011	For the Fiscal Year Ended
(Amounts in millions)		2010	2009	2008
Consolidated Statements of Operations
Net operating revenues	$1,606	$6,447	$6,109	$5,660
Operating income	236	997	940	869
Net income	95	406	423	374

	As of March 31, 2011	As of the Fiscal Year Ended
		2010	2009	2008
Consolidated Balance Sheets
Total assets	$8,323	$8,114	$7,558	$7,286
Long-term debt	4,218	4,234	3,532	3,622
Shareholders’ equity	2,074	1,978	2,135	1,768

   Rockford, Illinois

On July 25, 2011, the Company, through its sponsor, closed the acquisition of a ground leasehold interest in a freestanding DaVita Dialysis Center located in Rockford, Illinois. The seller of the property was Rockford 1302 East State Street, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Total Renal Care, Inc. (“Total Renal Care”), which is a subsidiary of DaVita Inc. DaVita Inc. has guaranteed Total Renal Care’s obligations under the tenant lease. The property consists of approximately 7,000 square feet of gross leasable area and is located on land adjacent to and owned by SwedishAmerican Hospital, a 312-bed general medical and surgical hospital.

Capitalization

The purchase price of the property was approximately $2.1 million, exclusive of closing costs, at a capitalization rate of 9.5% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Total Renal Care. The tenant took possession of the property upon its completion in April 2009. The tenant lease has a 12-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the tenant lease. The tenant lease contains 2.0% fixed annual rental escalations during the primary lease term. The tenant lease provides three renewal options of five years each at market rates. The tenant lease is double net whereby Total Renal Care is required to pay substantially all operating expenses, excluding the underlying ground lease rent and any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial tenant lease term will be approximately $196,000.

The ground lease, which commenced in April 2009, has an initial term of 75 years that expires in April 2084. The ground lease contains contractual rental escalations every ten years, which escalations are based on the lesser of a 2.5% compounded annual increase and the Consumer Price Index, All Urban Consumers or its successor. The ground lease contains no renewal options. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $24,000.

In connection with improvements to the property made in 2008, the seller entered into a redevelopment agreement with the City of Rockford which provides, through the Jackson School Tax Increment Financing (“TIF”) District, annual payments to the seller in respect of a non-interest bearing note of the difference between the frozen year equalized assessed value (“EAV”) and the current year EAV multiplied by the current year tax rate. Payments continue each year until the Jackson School TIF District has paid a total of $218,000 to the holder of the leasehold interest. The seller’s interest in the redevelopment agreement will be assigned to the Company in connection with the purchase and sale agreement. The note matures in January 2030. While the note is estimated to be fully paid by August 2020, annual TIF payments will vary depending on the EAV calculation for such year.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$24.83	$24.50	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in April 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 will be approximately $24,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.”

Potential Property Investments

On May 18, 2011, our board of directors approved the acquisitions of the clinical outpatient building located in Monona, Wisconsin and a rehabilitation hospital located in Bedford, Texas. Although we believe that the acquisition of the properties is probable, there can be no assurance that the acquisitions will be consummated.

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a portfolio of twelve healthcare facilities located in six states. The healthcare facilities consist of three rehabilitation hospitals, two ambulatory surgery center/medical office buildings, two hospital/medical office buildings, three post-acute care rehabilitation facilities, one long term acute care hospital, and one medical office building that total approximately 765,000 square feet. The real estate developer and seller of the property is an unaffiliated third party.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon each acquisition is subject to its satisfactory completion of a due diligence review of such property, in addition to other customary conditions to closing. Accordingly, until the closing of the purchases of each property in the portfolio, there can be no assurance that we will acquire the properties. The purchase and sale agreement contains customary representations and warranties by the seller.

The purchase price of the portfolio is approximately $257.5 million. Pursuant to the terms of the purchase and sale agreement, we deposited $3.0 million in escrow immediately following signing. Such deposit will be credited pro rata towards each property in the portfolio to be acquired and is refundable upon termination of the purchase and sale agreement on or prior to the end of the applicable due diligence period.

University of Wisconsin Medical Center

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin, which is adjacent to Madison. UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The building is currently under construction with an anticipated completion date in October 2011. The building will contain 31,374 square feet of gross leasable area. The building is being constructed to meet US Green Building Council LEED Silver certification standards. The property will serve as clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients. Another hospital is developing a similar clinical outpatient facility adjacent to the site of the property that may provide competitive services.

Capitalization

The purchase price of the property is $9.3 million at a capitalization rate of 7.82% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). We intend to fund 45% of the purchase price with proceeds from our ongoing initial public offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 55% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property will be 100% leased to UWMF. The lease will have a ten-year term with fixed annual rental escalations of 2.0%. We anticipate that occupancy of the property will occur in October 2011. The lease will be double net whereby we, as landlord, are responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease will not contain a renewal option. The annualized straight-line rent for the initial lease term will be approximately $675,000.

Other

We intend to adequately insure the property.

The annual realty taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The University of Wisconsin Medical Foundation is the clinic practice organization for the faculty physicians of the University of Wisconsin School of Medicine and Public Health. UWMF provides clinical sites, technical and professional staff and administrative services to University of Wisconsin faculty physicians.

Reliant Rehabilitation Hospital

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple rehabilitation hospital located in Bedford, Texas. The tenant of the property is Reliant Healthcare Partners, LLC (“Reliant Healthcare Partners”). The seller is Bedford Hospital Partners, L.P. Reliant Healthcare Partners is an operating joint venture between Nautic Partners, LLC (“Nautic”) and a physician group. Nautic and the physician group own 74% and 26% of Reliant Healthcare Partners, respectively. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The property contains 65,141 square feet of gross leasable area and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Harris Methodist HEB Hospital, five miles from North Hills Hospital, and seven miles from Baylor Regional Medical Center at Grapevine, which hospital and medical center provide completive services.

Capitalization

The purchase price of the property is $32.3 million at a capitalization rate of 10.20% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). We intend to fund 60% of the purchase price with proceeds from our ongoing initial public offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 40% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all. Sixteen of the physicians and one member of the seller, Bedford Hospital Partners, L.P, which developed the property, provide $3.5 million in personal guarantees for up to seven years from the lease commencement date which amount is reduced in multiple increments if Reliant Healthcare Partners achieves certain pre-prescribed performance metrics.

Major Tenants/Lease Expiration

The property is 100% leased to Reliant Healthcare Partners. The lease has a 20-year term, commenced upon completion of the construction of the hospital and expires on October 23, 2030. We estimate that we will close on the acquisition in September 2011, at which time 19.1 years will remain on the lease. The lease, which commenced upon completion of the building in 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.7 million increasing on October 24, 2011.

Carson City, Nevada

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple medical campus located in Carson City, Nevada. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 155,000 square feet of gross leasable area and consists of one three-story, 137,000 square foot multi-specialty building, one single-story, 15,000 square foot inpatient psychiatric hospital building, and one single-story, 3,000 square foot conference building. The healthcare campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services.

Capitalization

The purchase price of the property is approximately $29.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Six tenants currently occupy 100% of the rentable square footage of the medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. A Nevada non-profit corporation that serves as the leading healthcare provider in the region occupies an aggregate of approximately 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary occupies approximately 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A sixth tenant occupies the remaining 6.6% of the property’s rentable square footage.

The lease to the healthcare provider requires annualized straight-line rental income of approximately $1.6 million and expires in March 2018. The lease has four five-year renewal options and annual rent increases each of 2.5%. The tenant occupies approximately 103,000 rentable square feet.

The lease to the healthcare provider’s subsidiary requires annualized straight-line rental income of approximately $625,000 and expires in March 2018. The lease has four five-year renewal options and annual rent increases each of 2.5%. The tenant occupies approximately 41,400 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	0	0	0.0%	$0	0.0%
2012	0	0	0.0%	$0	0.0%
2013	0	0	0.0%	$0	0.0%
2014	0	0	0.0%	$0	0.0%
2015	0	0	0.0%	$0	0.0%
2016	1	10,165	6.6%	$121,980	4.9%
2017	0	0	0.0%	$0	0.0%
2018	5	144,457	93.4%	$2,361,385	95.1%
2019	0	0	0.0%	$0	0.0%
2020	0	0	0.0%	$0	0.0%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	97.9%	97.9%	97.9%	100.0%	100.0%
Average effective annual rent per square foot	$14.46	14.12	13.88	12.00	12.51

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are estimated to be approximately $209,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The healthcare provider is a non-profit group founded in 1949 with physicians and staff dedicated to cardiovascular diseases, cancer, surgical services, rehabilitation, behavioral and wellness services. The group has received full joint commission accreditation. They have access to approximately 103,000 square feet of imaging, laboratories, rehabilitation centers and behavioral offices and have over 240 board-certified physicians in more than 35 medical specialties.

The healthcare provider’s subsidiary operates as 29-bed long-term acute care hospital focusing on the treatment of wound care, infectious disease, specialty, speech, nutrition, physical, occupational, social and case management.

Las Vegas, Nevada

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple medical office building and surgery center located in Las Vegas, Nevada. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 73,000 square feet of gross leasable area and consists of an ambulatory surgery center, medical office space and compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The property is located in southwest Las Vegas and is in close proximity to two general acute-care hospitals.

Capitalization

The purchase price of the property is approximately $22.9 million at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Eleven tenants currently occupy approximately 78.6% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. An ambulatory surgery center occupies approximately 19.7% of the total rentable square footage of the property and plastic surgery practice occupies approximately 12.5% of the total rentable area of the property. Nine other tenants occupy an aggregate of approximately 42.7% of the property. Approximately 21.4% of the property is currently vacant.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $791,000 and expires in August 2023. The lease has two five-year renewal options at market rates and annual rent increases of 1.5%. The tenant occupies approximately 14,400 rentable square feet.

The lease to the plastic surgery practice requires annualized straight-line rental income of approximately $360,000 and expires in August 2018. The lease has two five-year renewal options at market rates and annual rent increases of 3%. The tenant occupies approximately 9,100 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	0	1,629	3.0%	$17,400	0.8%
2012	0	0	0.0%	$0	0.0%
2013	0	0	0.0%	$0	0.0%
2014	0	10,222	18.6%	$260,137	12.6%
2015	0	8,149	17.9%	$221,070	10.7%
2016	1	0	0.0%	$0	0%
2017	0	11,226	20.5%	$300,933	14.6%
2018	5	9,148	16.7%	$395,708	19.2%
2019	0	0	0.0%	$0	0.0%
2020	0	0	0.0%	$0	0.0%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	72.7%	62.9%	62.9%	4.3%	4.3%
Average effective annual rent per square foot	$34.43	35.81	35.25	23.25	22.63

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $127,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The ambulatory surgery center is a joint venture between a national operator of ambulatory surgery centers, a non-profit hospital associated with a large regional health system, and a group of physician investors. The national operator of ambulatory surgery centers operates ambulatory surgery centers and short stay hospitals, with nearly 200 facilities located throughout the United States. The large regional health system is a non-profit healthcare system with 39 hospitals located throughout Arizona, Nevada and California.

The plastic surgery practice is a private practice that specializes in rhinoplasty and breast augmentation. They also perform non-surgical work with botox, fillers, lasers, and skin care.

Tomball, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple ambulatory surgery center and medical office building in Tomball, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 22,000 square feet of gross leasable square feet and consists of an ambulatory surgery center, imaging center and medical office space. The property is located in the northwestern suburbs of Houston and is in close proximity to a short-term acute care facility. The property is not affiliated with any hospital.

Capitalization

The purchase price of the property is approximately $10.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Each of three tenants occupies 100% if the rentable square footage of the property. An ambulatory surgery center occupies approximately 56.3% of the rentable square feet of the property, a radiological imaging center occupies approximately 28.3% of the rentable square feet of the property, and an urgent care center occupies the remaining 15.4% of the rentable square feet of the property.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $590,000 and expires in December 2020. The lease has two five-year renewal options at market rates and rental increases of 6% every three years. The tenant occupies approximately 12,600 rentable square feet.

The lease to the radiological imaging center requires annualized straight-line rental income of approximately $122,000 and expires in February 2016. The lease has one six-year renewal option at 103% of the rental rate for the previous term and increasing 3% each year of the renewal term with annual rental increases of 2%. The tenant occupies approximately 6,300 rentable square feet.

The lease to the urgent care center requires annualized straight-line rental income of approximately $63,000 and expires in December 2011. The lease has two six-year renewal options at market rates with annual rental increases of 2%. The tenant occupies approximately 3,400 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	1	3,430	15.4%	$63,112	7.4%
2012	0	0	0.0%	$0	0.0%
2013	0	0	0.0%	$0	0.0%
2014	0	0	0.0%	$0	0.0%
2015	0	0	0.0%	$0	0.0%
2016	1	6,331	28.3%	$128,108	15.0%
2017	0	0	0.0%	$0	0.0%
2018	0	0	0.0%	$0	0.0%
2019	0	0	0.0%	$0	0.0%
2020	1	12,584	56.3%	$662,071	77.6%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	100.0%	100.0%	100.0%	100.0%	95.3%
Average effective annual rent per square foot	$34.50	34.34	32.69	32.54	33.08

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $110,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The ambulatory surgery center provides a full range of laparoscopic and “open” procedures and services to the Tomball and north Houston area. The ambulatory surgery center has approximately 20 physicians who provide general surgery, gastroenterology, obstetrics/gynecology, otolaryngology, orthopedics, pain management and urology services. The ambulatory surgery center is a joint venture between a national healthcare development and management company and 18-physician investor group.

Founded in 1999, the national healthcare development and management company specializing in ambulatory surgery centers and short-stay hospitals. The national healthcare development and management company serves local communities by partnering with local physician groups and other healthcare providers.

Dallas, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in Dallas, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller.

Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 65,000 square feet of gross leasable area and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Medical City Dallas Hospital and approximately one mile from Presbyterian Hospital in Dallas.

Capitalization

The purchase price of the property is approximately $33.8 million at a capitalization rate of 10.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to an operating joint venture between a private equity firm with over $2.5 billion of capital under management a local physician group. The private equity firm and the physician group own 74% and 26% of the operating joint venture, respectively. The lease has a 25-year term, commenced upon completion of the construction of the hospital and expires in August 2035. The lease, which commenced upon completion of the building in September 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $3.6 million increasing in September 2011.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$18.58

(1)	The tenant took possession of the property upon its completion in September 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are estimated to be approximately $80,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The operating joint venture is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Phoenix, Arizona

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 13,500 square feet of gross leasable area and consists of an inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property is located in central Phoenix near the Arcadia district was designed to provide patients the highest level of medical services within a comfortable residential setting.

Capitalization

The purchase price of the property is approximately $9.0 million at a capitalization rate of 9.4% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009. The lease has a 15-year term, commenced in June 2009 and expires in June 2024. The lease contains 2.7% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $0.7 million increasing in June 2012.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	100.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$51.04	46.24	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in June 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $15,000. Such real estate taxes will be paid by the landlord under the terms of the lease; however, the tenant will pay the landlord monthly payments equal to  1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

San Antonio, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple inpatient rehabilitation hospital located in San Antonio, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 41,000 square feet of gross leasable area and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital. The property was developed in 2010 as a build-to-suit development for a physician-owned operator of rehabilitation hospitals. The rehabilitation hospital is located in the medical corridor commonly known as Stone Oak, is the only non-affiliated rehabilitation provider in the market, and benefits from the referral patterns of all San Antonio’s short-term and long-term acute inpatient beds in various hospitals, which include two acute-care hospitals located within close proximity.

Capitalization

The purchase price of the property is approximately $16.5 million at a capitalization rate of 9.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a physician-owned inpatient rehabilitation facility operator. The lease has a 15-year term, commenced upon completion of the construction of the facility in January 2010 and expires in January 2025. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of five-years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $1.3 million increasing in September 2011.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$22.94	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $250,000. Such real estate taxes will be paid by the landlord under the terms of the lease; however, the tenant will pay the landlord monthly payments equal to  1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

The tenant is a physician-owned in-patient rehabilitation facility operator which was formed in 2006 and currently has more than 50 physician investors. The tenant currently has three inpatient rehabilitation hospitals in Texas, with one hospital in pre-development in Arizona.

Rome, Georgia

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one ground leasehold interest in a free-standing specialty hospital and medical office building in Rome, Georgia. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 53,000 square feet of gross leasable area located on the campus of and directly connected to a 304-bed medical center, which is the primary metropolitan area in northwest Georgia, approximately one hour outside Atlanta. The property was developed as a long-term acute care hospital with the accompanying medical office building space usage in 2011 to add additional complementary services to the medical center’s existing patient base.

Capitalization

The purchase price of the property is approximately $20.3 million at a capitalization rate of 10.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to two tenants. The specialty hospital occupies approximately 86.2% of the total rentable area of the property and an affiliate of the medical center occupies the remaining 13.8% of the total rentable area of the property.

The tenant lease to the specialty hospital requires annualized straight-line rental income of approximately $1.9 million and expires in January 2029. The tenant lease has four, five-year renewal options that are subject to the same terms and conditions of the lease including the annual rent escalations of 3%. The tenant occupies approximately 45,600 square feet.

The tenant lease to the affiliate of the medical center requires annualized straight-line rental income of approximately $212,000 and expires in January 2031. The lease has two extension terms, the first for ten years and the second for nine years. Both renewal options are subject to the same terms and conditions of the lease including the annual rent escalations of 3%. The medical center affiliate occupies approximately 7,300 rentable square feet.

The ground lease, which commenced in February 2009, expires in March 2049. The ground lease contains contractual rental escalations of 10% every five years during the primary term and two renewal options to extend the ground lease expiration through March 2089. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $39,000.

There are no leases set to expire in the next ten years.

Since construction of this property was completed in 2011, the occupancy rate and the average effective annual rent per square foot for prior periods is unavailable.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $201,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The specialty hospital is a joint-venture between an affiliate of the medical center and a private company focused on providing rehabilitation services through its network of over 16,000 dedicated therapists. The private company is one of the largest diversified providers of post-acute care services in the United States, with operations in 46 states and more than $6 billion in annual revenue. The company operates approximately 118 long-term acute care hospitals with approximately 8,492 beds and approximately 226 nursing and rehabilitation centers.

Colorado Springs, Colorado

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple in three medical office buildings and outpatient clinics in Colorado Springs, Colorado. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 152,000 square feet of gross leasable area and consists of one two-story 70,000 square foot multi-tenant medical office building, one single-story 50,000 square foot single-tenant medical office building, and one single-story 31,000 square foot single-tenant medical office building. Currently 88% of the property is occupied. The property offers a high concentration and variety of outpatient services and a complementary mix of physician specialties in an established health care campus. The medical campus is conveniently located in an area of Colorado Springs without any use restrictions and contains ample parking. The medical campus is situated on an 11-acre site located adjacent to the Colorado Springs Country Club two miles south of the University of Colorado — Colorado Springs campus.

Capitalization

The purchase price of the property is approximately $25.5 million at a capitalization rate of 8.8% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property currently has 18 tenants occupying approximately 88% of the rentable square footage of the medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. A large physician practice occupies approximately 41.6% of the total rentable area of the property and a regional non-profit health system occupies approximately 20.4% of the total rentable area of the property. Fourteen other tenants occupy an aggregate of approximately 26.1% of the property and approximately 12.0% of the property is currently vacant.

The lease to the large physician practice requires annualized straight-line rental income of approximately $1.1 million and expires in October 2020. The lease has two three-year options to renew at 95% of market rates. The tenant occupies approximately 63,200 rentable square feet. The lease contains an option to terminate prior to the expiration date on the 60th month of the lease term, or November 2015; if the tenant exercise this option, it would be liable for a penalty of 70% of leasing costs amortized at an 8% rate.

The regional non-profit health system requires annualized straight-line rental income of approximately $629,000 and expires in June 2013. The lease has two five-year options to renew at market rates. The tenant occupies approximately 31,000 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	2	4,458	3.3%	$46,002	2.0%
2012	4	11,442	8.6%	$194,286	8.3%
2013	1	31,000	23.2%	$629,454	27.0%
2014	2	7,849	5.9%	$119,612	5.1%
2015	5	14,759	11.0%	$263,288	11.3%
2016	0	1,084	0.8%	$19,410	0.8%
2017	0	0	0.0%	$0	0.0%
2018	0	0	0.0%	$0	0.0%
2019	0	0	0.0%	$0	0.0%
2020	2	63,210	47.2%	$1,063,390	45.5%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	91%	81%	77%	90%	97%
Average effective annual rent per square foot	$15.62	15.95	16.33	16.77	15.74

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are anticipated to be approximately $204,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The large physician practice is a full service, multi-specialty physician practice offering primary medical care for adults and children. Since its inception in 1995, the practice has grown to more than 90 physicians, 20 mid-level practitioners, and over 600 support staff at 11 facilities.

The regional non-profit health system was formed in 1966 through a joint-venture between a large, national Catholic health system and another regional provider to focus on managing medical facilities across Colorado. As a nonprofit, faith-based organization, regional non-profit health system operates a network consisting of 13 hospitals, 7 senior living communities and home care and hospice services. The regional non-profit health system is Colorado’s largest healthcare provider and fourth largest private employer with more than 13,000 associates.

McKinney, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple interest in a hospital and medical office buildings in McKinney, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 113,000 square feet of gross leasable area and is currently 87% occupied. The property is comprised of a hospital and a medical office building. The hospital is a full-service surgical hospital in a wide range of diagnostic, treatment and surgical services in its approximately 58,000 rentable square foot facility and benefits from a fully integrated approximately 56,000 rentable square foot medical office building, all of which is situated on a campus of approximately four acres. The hospital and surgery center serve residents in the greater Collin County area, which encompasses the areas of McKinney, Frisco, Plano and Allen, Texas, which, as a result of high population growth in the past decade, require additional healthcare facilities and services.

Capitalization

The purchase price of the property is approximately $44.6 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property currently has 13 tenants occupying approximately 86% of the rentable square footage of the medical campus, of which one tenant occupies more than 10% of the rentable square footage of the campus. The hospital occupies 58.4% of the total rentable area of the property, 10 other tenants occupy an aggregate of approximately 27.9% of the property and approximately 13.6% of the property is currently vacant.

The lease to the hospital, which commenced in September 2009 upon completion of construction, requires annualized straight-line rental income of approximately $3.3 million and expires on three different dates. 57,000 square feet of the leased space expires on September 2029 with two ten-year options to renew at market rates. 6,000 square feet of the leased space expires on December 2019 with no renewal options. 3,000 square feet of the leased space expires September 2015 with no renewal options. The hospital occupies approximately 66,000 square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	0	0	0.0%	$0	0.0%
2012	0	0	0.0%	$0	0.0%
2013	0	0	0.0%	$0	0.0%
2014	0	0	0.0%	$0	0.0%
2015	4	9,346	9.6%	$226,583	5.3%
2016	1	1,464	1.5%	$40,601	0.9%
2017	0	0	0.0%	$0	0.0%
2018	1	2,282	2.3%	$62,407	1.5%
2019	3	19,928	20.4%	$691,810	16.1%
2020	3	7,101	7.3%	$177,989	4.1%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	79.3%	20.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$38.56	39.20	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in September 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are anticipated to be approximately $592,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The hospital is operated by a national operator of surgery centers and hospitals and is owned in a partnership with a local physicians group. The hospital is a full-service surgical hospital that offers a wide range of diagnostic, treatment and surgical services. Specialties services of the hospital include: women’s services, otolaryngology (ENT), colo-rectal, gastrointestinal, orthopedics/spine, pain management, general surgery, podiatry, urology, oral surgery, bariatric surgery, plastic and reconstructive surgery. Approximately 50 surgeons practice at the hospital.

Santa Ana, California

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in Santa Ana, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 8,500 square feet of gross leasable area and consists of a congregate living healthcare facility, with 12 private patient rooms, specializing in the rehabilitation and care of patients with catastrophic brain and spine injuries. The property is located in Santa Ana, California, with a surrounding population of nearly 500,000 within a five mile radius, and provides patients high level medical services within a comfortable residential setting.

Capitalization

The purchase price of the property is approximately $4.5 million at a capitalization rate of 9.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in January 2010. The lease has a 15-year term, commenced in January 2010 and expires in January 2025. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $360,000 increasing in January 2012.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$37.02	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $35,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

La Mesa, California

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in La Mesa, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in third quarter 2012. The property will contain approximately 9,000 square feet of gross leasable area and will consist of a state-of-the-art sub-acute rehabilitation facility that specializes in caring for patients suffering from catastrophic brain and spine injuries. The facility will feature 15 private patient rooms and provide ancillary services including physical therapy, occupational therapy and speech therapy, whirlpool hydro tub, and dietary services.

Capitalization

The purchase price of the property is approximately $6.0 million at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property will be 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The lease has a 15-year term, commenced in July 2010 and expires in August 2026. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration, but in no event less than 95% of the rental rate in-place at the time of the lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $480,000 increasing in the third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Houston, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in northwest Houston, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in the third quarter of 2012. The property is expected to contain approximately 65,000 square feet of gross leasable area and

60 beds. The property will be a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is located proximate to a large multispecialty physician group and several general acute care facilities.

Capitalization

The purchase price of the property is approximately $35.5 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that it deems favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a limited partnership that is a subsidiary of a Delaware limited liability company that specializes in operating rehabilitation hospitals. The lease has a 15-year year term that will commence upon completion of the construction of the hospital. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.9 million increasing in third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe that the property will be adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The tenant is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Prior Performance Summary

The following disclosure replaces the disclosure under the heading “Prior Performance Summary” beginning on page 119 of the Prospectus.

“Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. The information summarized below is current as of December 31, 2010 and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide, upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such Annual Report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2010, affiliates of our advisor have sponsored nine public programs, of which three programs have raised funds as of December 31, 2010, and five non-public programs with similar investment objectives to our program. From August 2007 (inception of the first public program) to December 31, 2010, our public programs, which includes ARCT, NYRR and PEARC and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs in existence as of December 31, 2010 described below, had raised $612.7 million from 15,633 investors in public offerings and an additional $65.3 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 268 properties with an aggregate purchase price of $972.7 million, including acquisition fees, in 39 states and U.S territories.

The following table details the percentage of properties by state based on purchase price:

State/Possession	Purchase Price %
Alabama	1.3%
Arizona	0.8%
Arkansas	1.2%
California	10.8%
Colorado	0.4%
Florida	4.5%
Georgia	2.9%
Illinois	4.1%
Indiana	1.3%
Iowa	0.4%
Kansas	3.6%
Kentucky	3.1%
Louisiana	1.3%
Maine	0.4%
Massachusetts	3.7%
Michigan	1.2%
Minnesota	1.2%
Mississippi	0.8%
Missouri	3.8%
Nebraska	0.2%
Nevada	0.3%
New Jersey	3.6%
New Mexico	0.4%
New York	11.1%
North Carolina	1.4%
North Dakota	0.6%
Ohio	2.7%
Oklahoma	1.3%
Oregon	0.5%
Pennsylvania	8.7%
Puerto Rico	3.3%
South Carolina	1.2%
South Dakota	0.3%
Tennessee	0.4%
Texas	8.6%
Utah	3.5%
Virginia	1.1%
Washington	0.3%
West Virginia	3.7%
100%

The properties are all commercial properties comprised of 25.8% freight and distribution facilities, 23.4% retail pharmacies, 14.5% retail bank branches, 6.2% restaurants, 5.8% discount and specialty retail, 4.5% supermarkets and supermarket anchored shopping centers, 4.3% auto services, 3.6% fashion retail, 3.4% home maintenance, 3.4% office/showroom, 2.7% gas/convenience and 2.6% healthcare, based on purchase price. The purchased properties were 36.0% new and 64.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, one property had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2010, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.3 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million, including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long term notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives, which aim to acquire primarily net leased single tenant facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, a Maryland corporation, is the first publicly offered REIT sponsored by American Realty Capital. ARCT was incorporated on August 17, 2007, and qualified as a REIT beginning with the taxable year ended December 31, 2008. ARCT commenced its initial public offering of 150.0 million shares of common stock on January 25, 2008. As of June 30, 2011, ARCT had received aggregate gross offering proceeds of approximately $1.5 billion from the sale of approximately 149.0 million shares in its initial public offering. On August 5, 2010, ARCT filed a registration statement on Form S-11 to register 32.5 million shares of common stock in connection with a follow-on offering. ARCT’s initial public offering was originally set to expire on January 25, 2011, three years after its effective date. However, as permitted by Rule 415 of the Securities Act, ARCT was permitted to continue its initial public offering until July 25, 2011. On July 7, 2011 ARCT had sold all of the 150.0 million shares that were registered in connection with the initial public offering and as permitted, began to sell the remaining 25.0 million shares that were initially registered for ARCT’s distribution reinvestment plan. On July 11, 2011, ARCT filed a request to withdraw the registration of the additional 32.5 million shares, and on July 15, 2011, ARCT filed a registration statement on Form S-3 to register an additional 24.0 million shares to be used in connection with its distribution reinvestment plan. As of June 30, 2011, ARCT had acquired 368 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of June 30, 2011, ARCT had total real estate investments, at cost, of approximately $1.6 billion. ARCT intends to liquidate each real property investment eight to ten years from the date purchased. As of March 31, 2011, ARCT had incurred, cumulatively to that date, $25.2 million in offering costs, commissions and dealer manager fees for the sale of its common stock and $98.2 million for acquisition costs related to its portfolio of properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was organized on October 6, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. To date, NYRR had received aggregate gross offering proceeds of approximately $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). As of June 30, 2011, NYRR had received aggregate gross proceeds of approximately $16.3 million from the sale of 1.7 million shares in its public offering. As of June 30, 2011, NYRR had total real estate investments, at cost, of approximately $77.8 million. As of March 31, 2011, NYRR had incurred, cumulatively to that date, approximately $5.0 million in offering costs for the sale of its common stock.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PEARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PEARC was incorporated on October 13, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. PEARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PEARC will invest primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of June 30, 2011, PEARC had received aggregate gross offering proceeds of $12.3 million from the sale of 1.4 million shares in its public offering. As of June 30, 2011, PEARC had acquired three commercial properties and had total real estate investments at cost of $31.2 million. As of March 31, 2011, PEARC had incurred, cumulatively to that date, approximately $5.8 million in offering costs for the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was incorporated on July 29,

2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC RCA filed its registration statement with the SEC on September 14, 2011 and the registration statement became effective on March 17, 2011. As of June 30, 2011, ARC RCA had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.) or ARC Daily NAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC Daily NAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC Daily NAV filed its registration statement with the SEC on October 8, 2010. The registration statement has not been declared effective by the SEC. As of June 30, 2011, ARC Daily NAV had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

ARC — Northcliffe Income Properties, Inc.

ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARC — Northcliffe was incorporated on September 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC — Northcliffe filed its registration statement with the SEC on October 12, 2010. The registration statement has not been declared effective by the SEC. ARC-Northcliffe anticipates that it will withdraw its registration statement from the SEC in the near future.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and the registration statement became effective on March 31, 2011. As of March 31, 2011, ARCT III had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011. The registration statement was declared effective by the SEC on July 7, 2011. As of June 30, 2011, ARCP had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: ARCT, NYRR, ARC HT, ARC Daily NAV, ARC RCA, PEARC, ARC — Northcliffe, ARCP and Business Development Corporation. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, ARC Daily NAV is, currently in registration with the SEC and ARCT, NYRR, ARC HT, ARC RCA, PEARC, ARCP and Business Development Corporation are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they may be liquidated.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by American Realty Capital II, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after 5 years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties IV, LLC implemented a note program that raised proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every five years. The notes issued under this program by ARC Income Properties IV, LLC were sold by Realty Capital Securities through participating broker dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010 all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10,080,802.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1,100,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2,567,000, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2,567,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $493,802, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $493,802 have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3,050,000, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3,050,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7,294,000, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7,294,000 had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $575,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50,154,000.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC. In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38,300,000 from 93 investors and acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
Pennsylvania	34	1,193,741
New Jersey	38	149,351
South Carolina	3	65,992
Kansas	1	17,434
Florida	4	16,202
Oklahoma	2	13,837
Missouri	1	9,660
Arkansas	4	8,139
North Carolina	2	7,612
Texas	1	6,700

Attached hereto as Appendix A-2 is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust, or AFRT, was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well-diversified portfolio of bank tenants.

On April 1, 2008, AFRT was acquired by Gramercy Capital Corp. Neither Mr. Schorsch nor Mr. Kahane owned an equity interest in AFRT at the time of the acquisition, and neither Mr. Schorsch nor Mr. Kahane currently owns any equity interest in AFRT.

Attached hereto as Appendix A-1 is further prior performance information on AFRT.

Adverse Business Developments and Conditions

AFRT maintained a leveraged balance sheet. Net total debt to total real estate investments as of December 31, 2006 was approximately 55%, with $233.9 million of variable rate debt. As of June 30, 2007, according to published information provided by the National Association of Real Estate Investment Trusts, Inc., or NAREIT, the debt ratio of all office REITs covered by the NAREIT’s REIT WATCH was approximately 44%. The amount of indebtedness may adversely affect their ability to repay debt through refinancings. If they are unable to refinance indebtedness on acceptable terms, or at all, they might be forced to dispose of one or more of their properties on unfavorable terms, which might result in losses to them and which might adversely affect cash available for distributions to shareholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, interest expense would increase, which could have a material adverse effect on their operating results and financial condition and their ability to pay dividends to shareholders at historical levels or at all.

The net losses incurred by ARCT, NYRR, ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our largest program to date, for the years ended December 31, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Although a portion of the ARCT distributions were paid from proceeds received from the offering as the property portfolio has increased, cash flows from operations have improved and in 2010 a greater proportion of cash flows from operations were used to pay distributions than in 2009. ARCT’s affiliated advisor and property manager each waived certain fees due from ARCT in order to provide additional capital to ARCT for purposes of distribution coverage, not due to adverse business conditions. Our advisor and property manager have committed to waive fees in the future in order to cover distribution payments.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the Sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Share Repurchase Program

The following disclosure replaces in its entirety the last sentence of the first paragraph of the answer to the question “If I buy shares in this offering, how may I sell them later?” found on page 18 of the Prospectus under the heading “Prospectus Summary”.

“The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.”

The following disclosure replaces in its entirety the section entitled “Share Repurchase Program” beginning on page 164 of the Prospectus.

“Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments (other than investments in transaction with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the close of this offering. Beginning 18 months after the completion of the last offering of our shares (excluding offerings under our distribution reinvestment plan), our board of directors will determine the value of our real estate and real estate-related assets based on such information as our board determines appropriate, which may or may not include independent valuations of our real estate and real estate-related assets or of our enterprise as a whole.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to establishing the estimated value of our shares, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	the lower of $9.25 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years,

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 and the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from this one year requirement. Our affiliates will not be eligible to participate in our share repurchase program.

Pursuant to the terms of our share repurchase program, we will make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Our board of directors, at its sole discretion, may amend, suspend (in whole or in part) or choose to terminate our share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days’ notice, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement in the event of the death or disability of a stockholder, other involuntary exigent circumstances, such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Any material modification, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders as promptly as is practicable, but not later than 30 days before such action, in reports we file with the SEC, a press release, a letter to our stockholders and/or via our website.

Our board of directors may reject a request for repurchase, if, among other things, a stockholder does not meet the conditions outlined herein. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

As of March 31, 2011, we had not received any requests to redeem shares of common stock pursuant to our share repurchase program.”

Subtitle 8

The following language replaces in its entirety the last paragraph under the section entitled “Description of Securities — Subtitle 8” on page 159 of the Prospectus.

“At this time, we have not enacted any of the provisions allowed under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Distribution Reinvestment Plan

The following language replaces in its entirety the last sentence under the section entitled “Distribution Reinvestment Plan — Material U.S. Federal Income Tax Considerations” on page 163 of the Prospectus.

“All material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each participant at least annually.”

The following language is added after the last sentence under the section entitled “Distribution Reinvestment Plan — Amendment and Termination” on page 163 of the Prospectus.

“Each participant in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after the receipt of all material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each participant at least annually.”

Reports to Stockholders

The following language replaces in its entirety the second bullet point in the second paragraph under the section entitled “Reports to Stockholders” on page 191 of the Prospectus.

•	“the ratio of the costs of raising capital during the period to the capital raised;”

Experts

The following disclosure is added at the end of the section entitled “Experts” on page 193 of the Prospectus.

“The statement of revenues and certain expenses of Texarkana Property for the year ended December 31, 2010 included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Letter of Direction

The following language replaces in its entirety the footnote under the heading “Appendix E — Letter of Direction” on page E-1 of the Prospectus.

•	“This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Ohio investors.”

Prior Performance Tables

The prior performance tables contained in the Prospectus on pages A-1 to A-25 are hereby replaced with the prior performance tables attached to this Supplement No. 6 as Appendix A. The updated prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B of the Prospectus is hereby replaced with the revised distribution reinvestment plan attached to this Supplement No. 6 as Appendix B. The revised distribution reinvestment plan supersedes and replaces the distribution reinvestment plan contained in the Prospectus.

Subscription Agreements

The form of subscription agreement contained in Appendix C of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 6 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi offering subscription agreement is hereby added as Appendix C-2 of the Prospectus attached to this Supplement No. 6 as Appendix C-2.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
American Realty Capital Healthcare Trust, Inc. Financial Statements
Balance Sheets as of March 31, 2011 (Unaudited) and December 31, 2010	F-2
Statements of Operations for the three months ended March 31, 2011 and the period from August 23, 2010 (date of inception) to March 31, 2011 (Unaudited)	F-3
Statement of Stockholders’ Equity (Deficit) for the period from August 23, 2010 (date of inception) to March 31, 2011 (Unaudited)	F-4
Statements of Cash Flows for the three months ended March 31, 2011 and the period from August 23, 2010 (date of inception) to March 31, 2011 (Unaudited)	F-5
Notes to Consolidated Financial Statements (Unaudited)	F-6
Texarkana Property Financial Statements
Report of Independent Registered Public Accounting Firm	F-10
Statement of Revenues and Certain Expenses for the year ended December 31, 2010 and three months ended March 31, 2011	F-11
Notes to Statements of Revenues and Certain Expenses	F-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

BALANCE SHEETS

	March 31, 2011 (Unaudited)	December 31, 2010
ASSETS
Cash	$176	$—
Prepaid expenses and other assets	33,433	—
Deferred offering costs	—	843,978
Total assets	$33,609	$843,978
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,598,457	$645,164
Preferred stock, $0.01 par value, 50,000,000 and none authorized at March 31, 2011 and December 31, 2010, respectively, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 and 100,000 shares authorized at March 31, 2011 and December 31, 2010, respectively, 20,000 shares issued and outstanding	200	200
Additional paid-in capital	(1,528,297)	199,800
Accumulated deficit during the development phase	(36,751)	(1,186)
Total stockholders’ equity (deficit)	(1,564,848)	198,814
Total liabilities and stockholders’ equity (deficit)	$33,609	$843,978

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2011	For the Period from August 23, 2010 (date of inception) to March 31, 2011
Revenues	$—	$—
Expenses:
General and administrative	35,565	36,751
Total expenses	35,565	36,751
Net loss	$(35,565)	$(36,751)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

	Common stock		Additional Paid-in Capital	Accumulated Deficit During the Development Stage	Total
	Shares	Amount
Balance, August 23, 2010 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	—	200,000
Net loss	—	—	—	(1,186)	(1,186)
Balance, December 31, 2010	20,000	200	199,800	(1,186)	198,814
Offering costs	—	—	(1,728,097)	—	(1,728,097)
Net loss	—	—	—	(35,565)	(35,565)
Balance, March 31, 2011	20,000	$200	$(1,528,297)	$(36,751)	$(1,564,848)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2011	For the Period from August 23, 2010 (date of inception) to March 31, 2011
Cash flows from operating activities:
Net loss	$(35,565)	$(36,751)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses and other assets	(33,433)	(33,433)
Increase in accounts payable and accrued expenses	69,174	69,174
Net cash provided by (used in) operating activities	176	(1,010)
Cash flows from financing activities:
Payments of offering costs	—	(198,814)
Proceeds from issuance of common stock	—	200,000
Net cash provided by financing activities	—	1,186
Net change in cash	176	176
Cash, beginning of period	—	—
Cash, end of period	$176	$176

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
March 31, 2011
(Unaudited)

Note 1 — Organization and Proposed Business Operations

American Realty Capital Healthcare Trust, Inc. (the “Company”), incorporated on August 23, 2010, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ending December 31, 2011. On February 18, 2011, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” of up to 150.0 million shares of common stock, $0.01 par value per share (exclusive of 25.0 million shares available pursuant to the Company’s distribution reinvestment plan) at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 33-169075) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Company sold 20,000 shares of common stock to American Realty Capital Healthcare Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital V, LLC (the “Sponsor”) on August 24, 2010, at $10.00 per share.

The Company was formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Healthcare Advisors, LLC (the “Advisor”) is the Company’s affiliated advisor. As of the date of these financial statements, the Company has not acquired any real estate investments.

Substantially all of the Company’s business will be conducted through American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “OP”). The Company will be the sole general partner and holder of 99.00% of the units of the OP. Additionally, the Advisor expects to contribute $2,000 to the OP in exchange for 1.0% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has retained the Advisor pursuant to an Advisory Agreement (the “Advisory Agreement”) to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by American Realty Capital Healthcare Special Limited Partnership, LLC, pursuant to the Property Management and Leasing Agreement (the “Property Management and Leasing Agreement”), to serve as the Company’s property manager. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO pursuant to the Dealer Manager Agreement (the “Dealer Manager Agreement”). The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 to the financial statements as of December 31, 2010 and for the period from August 23, 2010 to December 31, 2010, which are included in the Registration Statement filed with the SEC on February 11, 2011. There have been no significant changes to these policies during the three months ended March 31, 2011 other than the updates described below.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
March 31, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the IPO, the Company must receive proceeds of $2.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of March 31, 2011, the Company had not reached such threshold, purchased any properties or earned any income.

Deferred Offering Costs

The Company has incurred certain expenses in connection with registering to sell shares of its common stock as discussed in Note 1 — Organization and Proposed Business Operations. These costs principally relate to professional fees, fees paid to the SEC and fees paid to the Financial Industry Regulatory Authority. As of December 31, 2010, such costs totaled $843,978 and were included in deferred offering costs in the accompanying balance sheet. On February 18, 2011, the day the Company commenced its IPO, deferred offering costs were reclassified to stockholders’ equity.

Organization, Offering, and Related Costs

Organization, offering and related costs include all expenses incurred in connection with the Company’s IPO. Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. Such organization and offering costs included in stockholders’ equity at March 31, 2011 totaled $1,728,097, and include all expenses incurred by the Company in connection with its IPO. These costs will be charged to expense if the IPO is not completed. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 1.5% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent selling commissions, the dealer manager fees and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of offering (See Note 3 — Related Party Transactions and Arrangements).

Note 3 — Related Party Transactions and Arrangements

The Advisor and its affiliates will receive compensation and reimbursement for services relating to the IPO and the investment and management of the Company’s assets. All of the Company’s outstanding common stock is held by an entity wholly owned by the Sponsor. As of March 31, 2011 and December 31, 2011 the Company had payables to affiliated entities of $332,622 and $77,822, respectively, and payables to the Advisor and the Dealer Manager of $633,042 and $182,439, respectively, for services relating to the IPO and offering costs paid on behalf of the Company.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
March 31, 2011
(Unaudited)

Note 4 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 500,000 shares have been authorized and reserved for issuance under the Plan. As of March 31, 2011 and December 31, 2010, no stock options were issued under the Plan.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the IPO.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO FINANCIAL STATEMENTS
March 31, 2011
(Unaudited)

Note 6 — Share-Based Compensation  – (continued)

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. As of March 31, 2011 and December 31, 2010, there were no shares issued to independent directors under the RSP.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Post-Effective Amendment and has determined that there have been no events that have occurred that would require adjustments to the disclosures to the financial statements.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. The Texarkana Property is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Texarkana Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K, of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Texarkana Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Texarkana Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
July 8, 2011

TEXARKANA PROPERTY

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
	(Unaudited)
Rental income	$104,808	$402,982
Insurance expense	401	1,209
Revenue in excess of certain expenses	$104,407	$401,773

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

TEXARKANA PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2011 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Property”) for the year ended December 31, 2010 and the three months ended March 31, 2011 (unaudited). The Texarkana Property was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on June 21, 2011, for $4.5 million. The Texarkana Property contains 18,268 square feet and is 100% leased to Texarkana Surgery Center, L.P. (“Texarkana Surgery”).

The lease has a ten year term and expires on April 30, 2021. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years. The lease is double net whereby the Company is responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Texarkana Property was acquired from an unaffiliated party and (b) based on due diligence of the Texarkana Property by the Company, management is not aware of any material factors relating to the Texarkana Property that would cause this financial information not to be indicative of future operating results.

2. Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the lease, the tenant pays monthly rent. Rental income includes the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to a decrease to rental income of $78 from the rent payments received in cash for the year ended December 31, 2010 and an increase to rental income of $8,558 over the rent payments received in cash for the three months ended March 31, 2011.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3. Future Minimum Lease Payments

At March 31, 2011, the Texarkana Property was 100% leased to a tenant under a non-cancelable operating lease with a remaining lease term of 10 years. Future minimum lease payments are as follows:

April 1, 2011 to December 31, 2011	$293,883
2012	397,936
2013	405,895
2014	414,013
2015	422,293
2016 and thereafter	2,398,019
Total	$4,332,039

TEXARKANA PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2011 are unaudited)

4. Subsequent Events

The Company has evaluated subsequent events through July 8, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning other programs sponsored or co-sponsored by the American Realty Capital group of companies, including American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT Inc., each American Realty Capital-sponsored or co-sponsored publicly registered REITs, the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC and ARC Growth Fund, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. American Realty Capital Trust, Inc. and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties, American Realty Capital New York Recovery REIT, Inc. was formed to acquire high-quality commercial real estate in the New York Metropolitan Statistical Area, and, in particular, in New York City and maximize total returns through a combination of realized appreciation and current income. and Phillips Edison — ARC Shopping Center REIT Inc. was formed to acquire necessity-based neighborhood and community shopping centers throughout the United States. The investment objectives of these affiliated programs differ from our investment objectives, which aim to acquire primarily medical office buildings and healthcare-related facilities. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2010, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2010 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust Inc.			American Realty Capital New York Recovery REIT, Inc.
(dollars in thousands)			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	603,399			2,873
Dollar amount raised from non-public program and private investments	37,460	(1)		27,797	(2)
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock(3)	200			200
Total dollar amount raised(4)	$641,059		100.00%	$30,870		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$53,466		8.34%	$1,929		6.25%
Organizational expenses	20,198		3.15%	943		3.05%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$567,395		88.51%	$27,998		90.70%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	$—		0.00%
Cash down payment	501,974	(5)	78.30%	21,829		70.71%
Acquisition fees	16,897		2.64%	1,227		3.97%
Other	—		0.00%	—		0.00%
Total acquisition costs	$518,871		80.94%	$23,056		74.69%
Percentage leverage (mortgage financing divided by total acquisition costs)	72.7	%(6)		-154.1	%(7)
Date offering began	3/18/2008			10/2/2009
Number of offerings in the year	1			1
Length of offerings (in months)	39			33
Months to invest 90% of amount available for investment (from beginning of the offering)(8)	NA			NA

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.

(2)	American Realty Capital New York Recovery REIT, Inc. sold a non-controlling interest in a property. The total amount contributed in this arrangement was $13.0 million, In addition, $15.0 million was raised in a private offering of convertible preferred securities.
(3)	Represents initial capitalization of the company by the sponsor and was prior to the effectiveness of the common stock offering.
(4)	Offerings are not yet completed, funds are still being raised.
(5)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate.
(6)	Total acquisition costs of the properties exclude $377.2 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $872.3 million. The leverage ratio was 42.7% at December 31, 2010.
(7)	Total acquisition costs of the properties exclude $35.5 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $66.3 million. The leverage ratio was 53.4% at December 31, 2010.
(8)	As of December 31, 2010 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

	Phillips Edison — ARC Shopping Center REIT Inc.
(dollars in thousands)		Percentage of Total Dollar Amount Raised
Dollar Amount offered	$1,500,000
Dollar Amount raised	6,400
Dollar amount raised from non-public program and private investments	—
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200
Total dollar amount raised	$6,600	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$—	0.00%
Organizational expenses	183	2.77%
Other	—	0.00%
Reserves	—	0.00%
Available for investment	$6,417	97.23%
Acquisition costs:
Prepaid items related to purchase of property	$—	0.00%
Cash Down Payment	5,782	87.61%
Acquisition fees	467	7.08%
Other	—	0.00%
Total acquisition costs	$6,249	94.68%
Percent leverage (mortgage financing divided by total acquisition costs)	71.0%
Date offering began	8/12/2010
Number of offerings in the year	1
Length of offerings (in months)	36
Months to invest 90% of amount available for investment (from beginning of offering)	NA

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC from its inception on July 24, 2008 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC			ARC Growth Fund, LLC
(dollars in thousands)			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537			$13,000			$11,243			$5,350			$7,850
Dollar amount raised	19,537			13,000			11,243			5,215			5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—			2,575
Total dollar amount raised	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$5,215		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$397		7.61%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$4,818		92.39%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	9,895		88.01%	4,780		91.66%	5,440		69.30%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	—		0.00%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$10,577	(4)	94.08%	$4,780	(5)	91.66%	$7,850	(6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			141.19%			344.35%			253.20%
Date offering began	6/09/2008			9/17/2008			9/29/2009			6/23/2011			7/24/2008
Number of offerings in the year	1			1			1			1			1
Length of offerings (in months)	7			4			3			4			1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7			4			3			4			1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010.
(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2010.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2010, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2009 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010.

(dollars in thousands)	American Realty Capital Trust, Inc.		American Realty Capital New York Recovery REIT, Inc.
Date offering commenced	3/18/2008		10/2/2009
Dollar amount raised	$641,059	(1)	$30,870	(2)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$53,466		$1,929
Acquisition fees:
Real estate commissions	$—		$—
Advisory fees – acquisition fees	$8,672		$663
Other – organizational and offering costs	$9,995		$1,343
Other – financing coordination fees	$4,690		$266
Other – acquisition expense reimbursements	$3,692		$698
Dollar amount of cash generated from operations before deducting payments to sponsor	$11,351		$(1,235)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—
Partnership management fees	—		0
Reimbursements	—		0
Leasing commissions	—		0
Other (asset management fees)	$1,499		0
Total amount paid to sponsor from operations	$1,499		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$860		$—
Notes	$—		$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$26		$—
Incentive fees	$—		$—
Other – Financing coordination fees	$—		$—

(1)	Includes $603.4 million raised from public program, $37.4 million raised from minority interest investments and private program and $0.2 million raised from sponsor and affiliates.
(2)	Includes $2.9 million raised from public program, $26.8 million raised from minority interest investment and private investments.

(dollars in thousands)	Phillips Edison – ARC Shopping Center REIT Inc.
Date offering commenced	8/12/2010
Dollar Amount raised	$6,600
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—
Acquisition fees:
Real estate commissions	$—
Advisory fees – acquisition fees	$—
Other – organizational and offering costs	$—
Other – financing coordination fees	$—
Other – acquisition expense reimbursements	$—
Dollar amount of cash generated from operations before deducting payments to sponsor	$201
Actual amount paid to sponsor from operations:
Property Management Fees	$—
Partnership Management Fees	—
Reimbursements	87
Leasing Commissions	—
Other (asset management fees)	—
Total amount paid to sponsor from operations	$87
Dollar amount of sales and refinancing before deducting payments to sponsor:
Cash	$—
Notes	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$—
Incentive fees	$—
Other – financing coordination fees	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, L.P. from its inception on July 24, 2008 to December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/09/2008		9/17/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT, Inc. as of the dates indicated.

	American Realty Capital Trust, Inc.			American Realty Capital New York Recovery REIT, Inc.
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Gross revenues	$45,233	$15,511	$5,549	$2,378	$—
Profit (loss) on sales of properties	143	—		—	—
Less:
Operating expenses	15,265	1,158	2,002	2,139	1
Interest expense	18,109	10,352	4,774	1,070	—
Depreciation	17,280	6,581	2,534	500	—
Amortization	4,374	1,735	522	540	—
Net income (loss) before noncontrolling interests – GAAP Basis	(9,652)	(4,315)	(4,283)	(1,871)	(1)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(181)	49	—	109	—
Net income (loss) GAAP basis	$(9,833)	$(4,266)	$(4,283)	$(1,762)	$(1)
Taxable income (loss)
From operations	$(9,976)	$(4,266)	$(4,283)	$(1,762)	$(1)
From gain (loss) on sale	143	—		—	—
Cash generated from (used by) operations(1)	9,864	$(2,526)	$4,013	(1,234)	(1)
Cash generated from sales	900	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	$10,764	$(2,526)	$4,013	$(1,234)	$(1)
Less: Cash distribution to investors
From operating cash flow	9,864	$1,818	$296	— (3)	—
From sales and refinancing	900	—	—	—	—
From other	647 (2)	70 (2)	—	—	—
Cash generated after cash distributions	$(647)	$(4,414)	$3,717	$(1,234)	$(1)
Less: Special items
Cash generated after cash distributions and special items	$(647)	$(4,414)	$3,717	$(1,234)	$(1)
Tax and distribution data per $1,000 invested
Federal income tax results:(4)(5)
Ordinary income (loss)
from operations	—	$(22.75)	$(0.33)	— (6)	—
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	—	—	—	—	—
Return of capital	—	$(13.06)	$1.22	—	—
Source (on GAAP basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	$12.57	$1.22	—	—
Other	—	—	—	—	—

(1)	Includes cash paid for interest.
(2)	Distributions paid from proceeds from the sale of common stock. From inception December 31, 2010, total cash provided by operations on a cumulative basis exceeded our distributions to investors.
(3)	There were no distributions made for public programs as of December 31, 2010.
(4)	Based on amounts raised as of the end of each period.
(5)	Federal tax results for the year ended December 31, 2010 is not available as of the date of this filing.
(6)	There were no public investors for this program as of December 31, 2009.

	Phillips Edison – ARC Shopping Center REIT Inc.
(in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009
Gross revenues	$99	$—
Profit (loss) on sales of properties	—	—
Less:
Operating expenses	727	—
Interest expense	38	—
Depreciation	65	—
Amortization	16	—
Net income (loss) before noncontrolling interests – GAAP Basis	(747)	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	—	—
Net Income (loss) – GAAP basis	$(747)	$—
Taxable income (loss)
From operations	$(380)	$—
From gain (loss) on sale	—	—
Cash generated from (used by) operations	201	—
Cash generated from sales	—	—
Cash generated from refinancing	—	—
Total cash generated from operations, sales and refinancing	$201	$—
Less: Cash distribution to investors
From operating cash flow	—	—
From sales and refinancing	—	—
From other	—	—
Cash generated after cash distributions	$201	$—
Less: Special items	—	—
Cash generated after cash distributions and special items	$201	$—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(0.06)	$—
from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	—	—
Return of capital	—	—
Source (on cash basis)
Sales	—	—
Refinancings	—	—
Operations	—	—
Other	—	—

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Property, LLC and ARC Income Property II, LLC., ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties III, LLC		ARC Income Properties IV, LLC	ARC Growth Fund, LLC
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Period from June 23, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010 to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$7,008	$5,347	$1,341	$3,507	$3,423	$337	$2,237	$341	$94	$95	$185	$8
Profit (loss) on sales of properties				143						(251)	(4,682)	9,746
Less:
Operating expenses	320	2,847	5	113	7	—	36	918	489	234	528	2,004
Interest expense	6,525	4,993	688	2,151	2,161	162	1,359	186	100	—	1,494	597
Interest expense – investors notes	1,935	1,583	381	1,167	1,024	11	986	201	90	—	—	—
Depreciation	3,519	2,676	909	1,748	1,758	200	642	127	54	195	592	344
Amortization	976	886	—	663	670	—	249	42	18	—	—	—
Net income – GAAP Basis	$(6,267)	$(7,638)	$(642)	$(2,192)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(657)	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(6,267)	$(7,638)	$(642)	$(2,335)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(443)	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$143	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(1)	$(1,896)	$(2,349)	$1,154	$560	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	246	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties III, LLC		ARC Income Properties IV, LLC	ARC Growth Fund, LLC
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Period from June 23, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010 to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Cash generated from operations, sales and refinancing	(1,896)	(2,349)	1,154	806	(2,282)	4,013	(33)	(691)	(691)	(330)	(2,216)	7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932

(1)	Includes cash paid for interest including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results ARC Growth Fund, LLC, a completed program of our sponsor as of December 31, 2010.

(dollars in thousands) Program name	ARC Growth Fund, LLC
Dollar amount raised	$7,850
Number of properties purchased	52
Date of closing of offering	July 2008
Date of first sale of property	July 2008
Date of final sale of property	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010	(1)
Federal income tax results
Ordinary income (loss)
- From operations	$—
- From recapture	$—
Capital gain (loss)	$—
Deferred gain	$—
Capital	$—
Ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	$—
- Return of capital	$7,226
Source (on cash basis)
- Sales	$7,226
- Refinancing	$—
- Operations	$—
- Other	$—
Receivable on net purchase money financing	$—

(1)	Program is combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales of disposals of properties by American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT, Inc. as of December 31, 2010.

(dollars in thousands)

	Date Acquired	Date of Sale	Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$7,183

American Realty Capital New York Recovery REIT, Inc.: Not applicable

Phillips Edison — ARC Shopping Center REIT, Inc.: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2010.

	Date Acquired	Date of Sale	Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
(dollars in thousands) Property			Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties II, LLC.:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$7,183
Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15

	Date Acquired	Date of Sale	Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
(dollars in thousands) Property			Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of Property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

American Realty Capital Healthcare Trust, Inc.
EFFECTIVE AS OF FEBRUARY 18, 2011

American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program ”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s charter (as may be amended, amended and restated, supplemented or otherwise modified from time to time). For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of our stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding shares of our stock.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each Participant at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated February 18, 2011 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c) Each Participant in the Plan shall have a reasonable opportunity to withdraw from the Plan at least annually after the receipt of all material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each Participant at least annually.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to or Termination of the Plan.

(a) Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Healthcare Trust Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

Appendix C — Subscription Agreement

American Realty Capital Healthcare Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")**

- State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ________________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT *(except ARC-HT investors in PA & TN)*, make checks payable to the respective offering:** American Realty Capital Healthcare Trust, Inc.
  - **For ARC-HT investors in PA and TN, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*

State of ______ Custodian for ________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) **–** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

SSN or Taxpayer ID #

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(If a foreign national who is a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

SSN or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Legal Address (No P.O. Boxes)

City, State, Zip

Mailing Address (if different)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs.

* *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the applicable prospectus or this Subscription Agreement.*

** *I authorize American Realty Capital Healthcare Trust, Inc., or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

☐ **American Realty Capital Healthcare Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.

C-1-3

6 *Continued*

Subscriber Acknowledgements & Signatures	Owner	Co-Owner
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee investor's net worth. We will not release any investor proceeds for subscriptions from escrow until we have received an aggregate of $20,000,000 in subscriptions.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-1-4

6a

IMPORTANT: Investors must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

6b

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor | Print Name | Date

Signature of Joint Owner, if applicable | Print Name | Date

C-1-5

6b Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-1-6

6b

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

IMPORTANT: Please note that there are state-specific mailing addresses for ARC-HT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-HT:

- **For ARC-HT investors in PA and TN, mail to:**

American Realty Capital Healthcare Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-1-8

Appendix C — Multi-Offering Subscription Agreement

ARC-HT NYRR BDCA PE-ARC UDFIV

Multi-Offerings
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

5

C-2-1

C-2-2

ARC-HT | NYRR | BDCA | PE-ARC | UDFIV

Multi-Offerings SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

Investment		Investment Amount
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")*** ▸ State in which sale was made: ______ * *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$5,000 for investors in Tennessee* ▸ *$1,000 minimum for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT *(except ARC-HT investors in PA & TN)*, NYRR *(except NYRR investors in PA & TN)*, BDCA *(except BDCA investors in NE, OH, & TX)*, PE-ARC *(except PE-ARC investors in PA & TN)* and UDFIV, make checks payable to the respective offering:** American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC-HT, NYRR, and PE-ARC investors in PA and TN, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust, Inc. (or) Wells Fargo Bank, NA, Escrow Agent for American Realty Capital New York Recovery Trust, Inc. (or) Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For BDCA investors in NE, OH, and TX, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Business Development Corporation of America

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (*i.e.*, entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-3

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____

Name of Custodian or Trustee ____

Mailing Address ____

City, State, Zip ____

Business Phone ____

Custodian/Trust/Business Entity Tax ID# ____

Account # ____

Name of Custodian or Other Administrator ____

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____

Date of Birth ____

SSN or Taxpayer ID # ____

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(If a foreign national who is a U.S taxpayer, complete W-9 form.)**

Employer: ____ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____

Entity Name ____

Date of Birth ____

SSN or Taxpayer ID# ____

If Non-U.S. Citizen, specify Country of Citizenship ____

Legal Address (No P.O. Boxes) ____

City, State, Zip ____

Mailing Address (if different) ____

City, State, Zip ____

Home Phone ____

Business Phone ____

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____

Account No. (required): ____

☐ Foreign national identity documents Bank Name (required): ____

Phone No. (required): ____

Number for the document checked above and country of issuance: ____

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-4

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDFIV.

Distributions

AMERICAN REALTY CAPITAL TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

- *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

- *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

- *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

- *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

* *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the applicable prospectus or this Subscription Agreement.*

** *I authorize American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

C-2-5

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least \$70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least \$70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least \$250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of \$250,000 or (b) a gross annual income of at least \$70,000 and a net worth of at least \$70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

C-2-6

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee investor's net worth. We will not release any investor proceeds for subscriptions from escrow until we have received an aggregate of $20,000,000 in subscriptions.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital New York Recovery REIT, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth. We will not release any investor proceeds for subscriptions from escrow until we have received an aggregate of $20,000,000 in subscriptions.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.

C-2-7

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of Business Development Corporation of America, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of Business Development Corporation of America, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her net worth.		
Michigan and Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: We must sell a minimum of 500,000 shares before accepting any subscriptions from residents of Nebraska. In addition, Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in the Issuer. For such investors, net worth should not include the value of one's home, home furnishings, or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).		
Tennessee residents only: Investors who reside in the state of Tennessee must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents' investment must not exceed 10% of their liquid net worth.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: Our shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: We must sell a minimum of $15,000,000 worth of shares before accepting subscriptions from residents of Texas. In addition, investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in our common stock to a maximum of 10% of his or her net worth. The minimum closing amount for Ohio investors is $7,500,000 in aggregate gross offering proceeds. We will not release any Ohio investor proceeds for subscriptions from escrow until we have received an aggregate of $7,500,000 in subscriptions.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of Phillips Edison – ARC Shopping Center REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Tennessee residents only: Investors must have either (a) a minimum net worth of $500,000 *(exclusive of home, home furnishings and automobiles)* or (b) a gross annual income of at least $100,000 and a net worth of at least $100,000 *(exclusive of home, home furnishings and automobiles)*. The investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth.		
For United Development Funding IV ("UDFIV") Investors Only:		
I/We have received the final prospectus of United Development Funding IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of the issuer.		
I/We am/are purchasing shares for my/our own account and I/We acknowledge that the shares are not liquid and there is no public market for this investment.		
I/We am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Massachusetts residents only: I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts Securities Division that I/we should limit my/our aggregate investment in the issuer and other similar investments to no more than 10% of my/our liquid net worth.		
Michigan residents only: This investment, when added to my/our investments in affiliates of the issuer, does not exceed 10% of my/our liquid net worth.

C-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Co-Owner**	**Co-Owner**

For United Development Funding IV ("UDFIV") Investors Only *(Continued)*:		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Tennessee residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $500,000.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN THE ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY THE ISSUER. THE ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. THE ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF THE ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

C-2-10

6b

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-2-11

6b Continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-2-12

6 b Continued

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

Signature of Joint Owner, if applicable

Print Name Date

C-2-13

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC-HT, NYRR, BDCA, and PE-ARC.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Healthcare Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York Recovery REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison–ARC Shopping Center REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
United Development Funding IV c/o DST Systems, Inc P.O. Box 219096, Kansas City, MO 64121-9096	**United Development Funding IV** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-HT, NYRR, BDCA, and PE-ARC:

- **For ARC-HT, NYRR, and PE-ARC investors in PA and TN, mail to:**

American Realty Capital Healthcare Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116	American Realty Capital New York Recovery REIT, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116	Philips Edison – ARC Shopping Center REIT, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116

- **For BDCA investors in NE, OH, and TX, make checks payable to:**

Business Development Corporation of America
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

C-2-14

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-2-15